UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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Filed by a Party other than the Registrant ☐
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☒    Definitive Proxy Statement
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☐    Soliciting Material under §240.14a-12

COPT DEFENSE PROPERTIES

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2024

COPT DEFENSE PROPERTIES

NEW YORK STOCK EXCHANGE
COPT DEFENSE
PROPERTIES

Proxy Statement

CDP
LISTED
NYSE

Message from our President +
Chief Executive Officer
Dear Fellow Shareholders,

You are cordially invited to attend our 2024 Annual Meeting of Shareholders to be held on May 9, 2024, at 9:30 a.m. Eastern Time. To ensure each of our shareholders have an opportunity to participate in the Annual Meeting regardless of where they live or the number of shares they own, we will hold this year’s Annual Meeting virtually through an online webcast.
You will be able to attend the Annual Meeting, vote and submit questions by visiting www.virtualshareholdermeeting.com/CDP2024. The notice of Annual Meeting and proxy statement accompanying this letter contain further information about the meeting, including the different methods you can use to vote your proxy and how to participate in the meeting.
At this year’s meeting, you will be asked to vote on the following:
>election of nine people to our Board of Trustees;
>approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the proxy statement for this meeting;
>approval of an amendment to our 2017 Omnibus Equity and Incentive Plan to increase the number of shares reserved for issuance thereunder by 3,500,000 shares; and
>the ratification of PricewaterhouseCoopers LLP’s appointment as our independent registered public accounting firm for the current fiscal year.
We are using Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders via the Internet. We believe that these rules allow us to provide our shareholders with the information they need, while lowering the costs of printing and delivery and reducing the environmental impact of our Annual Meeting. Thank you for your continued support of COPT Defense Properties, and I encourage you to participate in our Annual Meeting.

Stephen E. Budorick President + Chief Executive Officer

Notice of Annual Meeting
of Stockholders

TIME + DATE	PLACE	RECORD DATE
9:30 a.m. Eastern Time on Thursday, May 9, 2024	Virtual Meeting www.virtualshareholdermeeting.com/CDP2024	March 8, 2024

Items of Business		Board Recommendation	How to Vote
1	Elect nine Trustees.		Internet www.proxyvote.com
2	Approve, on an advisory basis, the compensation of our named executive officers as disclosed in the proxy statement for this meeting.		Tablet or Smartphone Scan the QR code on your proxy card, notice of internet availability of proxy materials or voting instruction form to vote with your mobile device.
3	Approve an amendment to our 2017 Omnibus Equity and Incentive Plan to increase the number of shares reserved for issuance thereunder by 3,500,000 shares.		Telephone 1-800-690-6903 Call toll-free 24/7
4	Ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the current fiscal year.		Mail Complete, sign and date your proxy card and return it in the postage-paid envelope provided.
5	Transact any other business properly brought before the Annual Meeting.
You may vote on these proposals if you were a shareholder of record at the close of business on March 8, 2024.
For information about how to attend and vote at the meeting, see “Questions and Answers—How do I attend the meeting and vote?” in the proxy statement accompanying this notice. Additional information regarding the ability of shareholders to ask questions during the 2024 Annual Meeting, related rules of conduct and other materials for the 2024 Annual Meeting will be available at www.virtualshareholdermeeting.com/CDP2024.
Technical support will be available beginning at 9:00 a.m. Eastern Time on May 9, 2024, through the conclusion of the Annual Meeting by contacting Broadridge at the phone number that will be provided on the website for the virtual meeting.
By order of the Board of Trustees,
David L. Finch
Vice President, General Counsel + Secretary

YOUR VOTE IS IMPORTANT.
Please consider the issues presented in this Proxy Statement and vote your shares as promptly as possible.

Proxy Statement Summary
This summary highlights selected information contained in this proxy statement, but it does not contain all the information you should consider. We urge you to read the whole proxy statement before you vote. This proxy statement is being made available to shareholders on or about March 28, 2024.

SHAREHOLDERS WILL BE VOTING ON THE FOLLOWING MATTERS:
Agenda Item		Voting Recommendation	More Information
1.	Election of nine Trustees.	FOR EACH NOMINEE	Page 5
2.	Approval, on an advisory basis, of the compensation of our named executive officers as disclosed in the proxy statement for this meeting.	FOR	Page 22
3.	Approval of an amendment to our 2017 Omnibus Equity and Incentive Plan to increase the number of shares reserved for issuance thereunder by 3,500,000 shares.	FOR	Page 46
4.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current fiscal year.	FOR	Page 54
TRUSTEE NOMINEES

			Board Committees
	Age	Trustee Since	Audit	Compensation	Investment	Nominating and Corporate Governance
ROBERT L. DENTON, SR. Chairman of the Board as of January 1, 2024	71	1999
THOMAS F. BRADY	74	2002
STEPHEN E. BUDORICK President + Chief Executive Officer	63	2016
PHILIP L. HAWKINS	68	2014
LETITIA A. LONG	65	2020
ESSYE B. MILLER	60	2022
RAYMOND L. OWENS	65	2021
C. TAYLOR PICKETT	62	2013
LISA G. TRIMBERGER	63	2017

Chair	Member

2024 Proxy Statement	1

Proxy Statement Summary

2023 BUSINESS HIGHLIGHTS

95% leased / 94% occupied	80% tenant retention rate	747,000 square feet of development leasing

848,000 square feet developed, with 817,000 square feet under development at year end	$190 million raised from sale of interests in properties	$345 million in debt issued at 5.25%
Our 2023 business highlights included:
>near-record year-end occupancy and leased rates, and tenant retention rate, driven by strong demand across our Defense/IT Portfolio sub-segments;
>continued growth through substantially pre-leased development, with space placed in service during the year that was virtually full and a pipeline of substantially pre-leased properties under development at year end;
>capital raised from disposition of interests in data center shell properties, which created borrowing capacity to fund development activities;
>an opportunistic issuance of debt in the form of Exchangeable Senior Notes, which pre-funded our expected borrowings needed to fund forecasted development activities for the next three years; and
>strong liquidity and financial position at year end, with most of the borrowing capacity available under our Revolving Credit Facility, significant cash on hand and no significant debt maturities until 2026.
These highlights positioned the Company to meet or exceed virtually all of the objectives established in its 2023 corporate scorecard used under our executive compensation program, as described below under “Compensation Discussion and Analysis.”
ANNUAL SHAREHOLDER SAY-ON-PAY VOTES

Shareholder Support
Shareholders will have the opportunity at our 2024 Annual Meeting of Shareholders to cast an advisory vote on the compensation of our named executive officers (“NEOs”) as disclosed in this proxy statement, which is referred to as a “say-on-pay proposal.” At our 2023 Annual Meeting of Shareholders, our shareholders overwhelmingly approved our say-on-pay proposal, casting 97.7% of the votes in favor of the proposal. Our Compensation Committee believes that our shareholders’ substantial approval indicated strong support for our approach to executive compensation. The Committee considers shareholder feedback and the outcome of our shareholder say-on-pay proposal votes when making future NEO compensation decisions.

2	COPT Defense Properties

Proxy Statement Summary

COMPENSATION HIGHLIGHTS
We design our compensation programs to link executive compensation to annual financial results and long-term total shareholder return (“TSR”). Our executive compensation program is designed to:
>align pay to performance;
>be commensurate to the compensation levels of executives performing similar responsibilities for an appropriate group of peer companies; and
>provide an appropriate balance between the various components of our executives’ compensation.
Our executive compensation includes:
>base salary as the fixed component intended to attract and retain executives;
>annual incentive award (“AIA”) cash bonuses that are formulaic and based on achievement of objectives established at the beginning of each year, approved by the Compensation Committee, and set forth in our annual corporate scorecard; and
>annual long-term equity incentive plan (“LTIP”) awards.
The compensation of our NEOs is predominantly performance-based, including AIAs and LTIP awards that are subject to objective performance thresholds, as reflected in the graphic below:

AIAs 100% of NEO AIAs are formulaic and based on achievement of established corporate objectives.	LTIP Awards 60% of NEO LTIP awards are performance-based, with payout tied to the TSR of our common shares for a three-year period, and 40% are time-based awards.

2024 Proxy Statement	3

Proxy Statement Summary

SHAREHOLDER OUTREACH
We place a high value on our Investor Relations function, as we routinely engage with existing and prospective shareholders and sell-side analysts throughout the year in a variety of forums. In 2023, we held nearly 100 meetings, amounting to approximately 250 touchpoints with investors and sell-side analysts in person or virtually. Notably, we held our first Investor Day event in over a decade, which featured management presentations and a property tour of three of our business parks; this event enabled us to provide in-depth explanations regarding our corporate strategy, demand drivers, growth outlook and the secure nature of our portfolio, and highlight the depth of our team. We also participated in a variety of investor events, including the National Association of Real Estate Investment Trust (“Nareit”) REITweek and REITworld conferences in June and November 2023, five sell-side analyst conferences and several individual meetings and property tours.
Frequently discussed topics through our shareholder outreach include:
>outlook for the 2024 fiscal year’s U.S. Department of Defense budget and implications for tenant demand;
>leasing environment;
>market rent growth;
>progress towards vacancy and development leasing goals;
>external growth opportunities from development and acquisitions;
>sources and uses of capital;
>capital markets risk and exposure;
>financial position; and
>earnings and dividends growth outlook.
SUSTAINABILITY
As further detailed in the section below entitled “Company’s Commitment to Environmental and Social Responsibility and Governance,” we remain committed to maintaining and enhancing our sustainable development and building operations programs, thereby creating a more resilient and efficient portfolio that benefits our tenants and our shareholders. Our governance structure positions the Board to provide oversight with respect to the Company’s environmental risks.

Recent Achievements
Received Green Star recognition from GRESB for the ninth consecutive year.
Further refined the Company’s climate risk assessment aligning with the Task Force on Climate-related Financial Disclosures (“TCFD”) identifying our strategy, risk management, metrics and targets, and opportunities.
Reported information with respect to the Company’s risks and emissions data to align with applicable frameworks under both SASB and Global Reporting Initiative.
Reported on our contribution to 13 of the 17 United Nations Sustainable Development Goals in our Corporate Sustainability Report.

4	COPT Defense Properties

Proposal 1	ELECTION OF NINE TRUSTEES			Our Board recommends a vote FOR each of the nine Trustee nominees.
Our Bylaws provide for the annual election of Trustees at the Annual Meeting of Shareholders. Our Board, at the recommendation of its Nominating and Corporate Governance Committee, has nominated nine of our current Trustees for election at the Annual Meeting. Each nominee has agreed to serve a one-year term. If any nominee is unable to stand for election, the Board may provide for a lesser number of Trustees or designate a substitute. In the latter event, shares represented by proxies will be voted for a substitute nominee.

	1.Robert L. Denton, Sr.	4.Philip L. Hawkins	7.Raymond L. Owens
	2.Thomas F. Brady	5.Letitia A. Long	8.C. Taylor Pickett
	3.Stephen E. Budorick	6.Essye B. Miller	9.Lisa G. Trimberger

Vote Required
In an uncontested election, to be elected to the Board, a nominee for Trustee must receive the affirmative vote of the majority of the votes cast for and against such nominee. The majority voting standard does not apply in contested elections. Broker non-votes, if any, and abstentions will not be treated as votes cast for or against the election of a nominee for Trustee and will have no effect on the outcome of the vote. Additional information with respect to voting procedures and the election of the Trustees are available in the Questions and Answers section of this proxy statement. The term of Steven D. Kesler, a member of our Board since September 1998, will expire on May 9, 2024 at the Annual Meeting, and he will not stand for re-election.
SNAPSHOT OF TRUSTEE NOMINEES

BOARD QUALIFICATIONS, TENURE AND REFRESHMENT
Our Board represents a balance of longer-tenured members with in-depth knowledge of our business and newer members who bring valuable additional attributes, skills, and experience. The specific experience, qualifications, attributes, and skills that led the Board to nominate Trustees for election are set forth in their bios below. We have been regularly refreshing our Board, with three of the nominated Trustees having joined within the last four years. We believe this activity aligns the Board’s composition to our long-term strategy and broadens the Board’s perspectives to enhance its performance. Effective January 1, 2024, and in anticipation of Mr. Brady’s retirement in 2025 pursuant to our Corporate Governance Guidelines, we appointed a new Chairman of the Board, further refreshing our governance and Board. Through continued refreshment and trustee succession planning and development, we believe that our Board is well positioned for the future.

2024 Proxy Statement	5

Proposal 1 - Election of Trustees

Trustee Skills and Experience	Robert L. Denton, Sr.	Thomas F. Brady	Stephen E. Budorick	Philip L. Hawkins	Letitia A. Long	Essye B. Miller	Raymond L. Owens	C. Taylor Pickett	Lisa G. Trimberger
Executive Leadership
Public Company Board Service
Financial Literacy/Accounting
Finance/Capital Markets
Risk Management
Corporate Governance
Real Estate Investment
Strategic Planning + Leadership
Technology/Cybersecurity Experience
Government/Regulatory Affairs
Audit Committee Financial Expert

6	COPT Defense Properties

Proposal 1 - Election of Trustees

BIOGRAPHICAL INFORMATION
Set forth below is certain biographical information with respect to the nominees for election as Trustees, including professional experience, Board Committee memberships, skills and qualifications.

	Robert L. Denton, Sr.	Age: 71
Independent Trustee Since: 1999

BACKGROUND
The Shidler Group
>Managing Partner—New York (1994-2013)
Providence Capital, Inc.
>Co-Founder and Managing Director (1991-1994)
Jefferies Group LLC (f/k/a Jefferies & Co.)
>Co-Head Mergers and Acquisitions (1987-1991)
Pacific Equity Ltd.
>Head of Investment Research (1985-1987)
Booz Allen & Hamilton, Inc.
>Consulting-Principal (1980-1985)
OTHER EXPERIENCE
Co-Founder of several organizations sponsored by The Shidler Organization, including:
>COPT Defense Properties (NYSE: CDP)
>First Industrial Realty Trust, Inc. (NYSE: FR)
>Primus Guaranty, Ltd. (formerly NYSE: PRS)
Structured execution of initial public offering for TriNet Corporate Realty Trust (formerly NYSE: TRI)
Co-Inventor: Business process patent to create, price and manage electronic trading and distribution of credit risk transfer products (U.S. Pat. Appl. 20020055897)
EDUCATION
>BS in Economics—University of Pennsylvania
>MBA—Wharton School of the University of Pennsylvania
COPT BOARD SERVICE
Mr. Denton’s extensive real estate, financial, and consulting career, including as a senior executive in a well-known private real estate investment and acquisition company, enables him to provide meaningful insight and leadership into our strategic initiatives, with specific focus on the analysis of our proposed investment, development and capital market initiatives. His professional experience and history with the Company, including being the former chair of the Nominating and Corporate Governance Committee, make Mr. Denton ideally suited as Chairman of the Board.

CHAIRMAN OF THE BOARD SINCE JANUARY 2024
COMMITTEES Audit, Investment, Nominating and Corporate Governance
Skills and Qualifications
Public Company Board Service
Financial Literacy/ Accounting
Finance/Capital Markets
Corporate Governance
Real Estate Investment
Strategic Planning + Leadership
Audit Committee Financial Expert

2024 Proxy Statement	7

Proposal 1 - Election of Trustees

	Thomas F. Brady	Age: 74
Independent Trustee Since: 2002

BACKGROUND
Opower, Inc. (formerly NYSE: OPWR)
>Former Chairman, Advisory Board (2009-2016)
Constellation Energy Group (NYSE: CEG)
>Former Executive Vice President-Corporate Strategy
Baltimore Gas & Electric Company
>Various Positions, including Vice President and Chief Accounting Officer
OTHER EXPERIENCE
Baltimore Gas & Electric Company
>Former Chairman Board of Directors
Stevenson University
>Former Trustee and Treasurer of the Board
Maryland Public Broadcasting Commission and Maryland Public Television
>Former Chairman
Maryland Chamber of Commerce
>Former Member Board of Directors
EDUCATION
>BS in Accounting—University of Baltimore
>MBA in Finance—Loyola University
>Advanced Executive Program—Penn State University
>Certified Public Accountant
COPT BOARD SERVICE
Mr. Brady served as our Board’s Chairman from May 2013 until stepping down from that role effective December 31, 2023. His extensive career in key financial and strategic executive positions at a larger public company, and experiences with privately-owned, venture capital funded start-up companies, qualifies him to contribute to our Board and assess our strategic initiatives, both qualitatively and quantitatively. Mr. Brady’s utility operations experience and significant civic involvement also complement and enhance the perspectives he brings to his role as a member of our Board.

COMMITTEES Compensation, Investment, Nominating and Corporate Governance
Skills and Qualifications
Executive Leadership
Public Company Board Service
Financial Literacy/ Accounting
Finance/Capital Markets
Corporate Governance
Strategic Planning + Leadership

	Stephen E. Budorick	Age: 63
Trustee Since: 2016

BACKGROUND
COPT Defense Properties
>President + Chief Executive Officer (“CEO”) (2016-Present)
>Executive Vice President + Chief Operating Officer (“COO”) (2011-2016)
Callahan Capital Partners, LLC
>Executive Vice President of Asset Management (2006-2011)
Trizec Properties, Inc.
>Executive Vice President Central Region (1997-2006)
Miglin Beitler Management Company
>Executive Vice President (1991-1997)
Lasalle Partners, Ltd. (now known as Jones Lang LaSalle, Inc.)
>Vice President Asset Management (1988-1991)
American Hospital Association
>Facilities management and planning (1983-1988)
EDUCATION
>BS in Industrial Engineering—University of Illinois
>MBA—University of Chicago
COPT BOARD SERVICE
Mr. Budorick’s experience as our President + CEO and his prior experience as our COO, as well as his depth of both operational and financial expertise, make him highly qualified to serve as a valued member of our Board. In his role as CEO, Mr. Budorick is a critical link between the Board and management. His experience at initiating and implementing strategic initiatives and continued engagement in the commercial real estate community are valuable assets to the Board.

PRESIDENT + CHIEF EXECUTIVE OFFICER (“CEO”) SINCE MAY 2016
COMMITTEES None
Skills and Qualifications
Executive Leadership
Financial Literacy/ Accounting
Finance/Capital Markets
Corporate Governance
Real Estate Investment
Strategic Planning + Leadership

8	COPT Defense Properties

Proposal 1 - Election of Trustees

	Philip L. Hawkins	Age: 68
Independent Trustee Since: 2014

BACKGROUND
DCT Industrial Trust (formerly NYSE: DCT)
>President and Chief Executive Officer (2006-2018)
CarrAmerica Realty Corporation (formerly NYSE: CRE)
>Various positions, including President and Chief Operating Officer (1996-2006)
LaSalle Partners, Ltd. (now known as Jones Lang LaSalle, Inc.)
>Various senior executive positions in real estate investment, development, leasing and management (1982-1996)
OTHER PUBLIC COMPANY BOARDS
Current
>Welltower (NYSE: WELL)
Former (past 5 years)
>DCT Industrial Trust (formerly NYSE: DCT)
>Prologis Inc. (NYSE: PLD)
OTHER EXPERIENCE
Pure Industrial
>Board Member (2022-Present)
WPG (formerly Washington Prime Group, Inc.; formerly NYSE: WPG)
>Board Member (2022-Present)
Link Logistics Real Estate
>Executive Chairman (2020-Present)
Hamilton College
>Trustee (2012-Present)
EDUCATION
>BA in Economics—Hamilton College
>MBA—University of Chicago
COPT BOARD SERVICE
Mr. Hawkins’ lengthy real estate career and current and past executive positions, both in the office and industrial sectors, with publicly traded companies, qualifies him to provide an experienced perspective on our strategic initiatives, to assess capital allocation and other investment decisions, as well as to evaluate compensation matters. In addition, Mr. Hawkins’ extensive public company board service enhances the insights he brings as a Board member.

COMMITTEES Compensation, Investment (Chair)
Skills and Qualifications
Executive Leadership
Public Company Board Service
Financial Literacy/ Accounting
Finance/Capital Markets
Real Estate Investment
Strategic Planning + Leadership

2024 Proxy Statement	9

Proposal 1 - Election of Trustees

	Letitia A. Long	Age: 65
Independent Trustee Since: 2020

BACKGROUND
US Government
>Director, National Geospatial-Intelligence Agency (2010-2014)
>Deputy Director, Defense Intelligence Agency (“DIA”) (2006-2010)
>Deputy Undersecretary of Defense for Intelligence (2003-2006)
>Deputy Director, Naval Intelligence (2000-2003)
>Various positions with US Intelligence (1978-2000)
OTHER PUBLIC COMPANY BOARDS
Current
>T-Mobile US, Inc. (NASDAQ: TMUS)
>Parsons Corporation (NYSE: PSN)
Former (past 5 years)
>Raytheon Company (NYSE: RTX)
>Urthecast (TSX: UR)
>Chain Bridge I (SPAC)
OTHER EXPERIENCE
Noblis, Inc.
>Vice Chair of the Board of Trustees
Virginia Polytechnic Institute and State University
>Virginia Tech Board of Visitors
EDUCATION
>BS in Electrical Engineering—Virginia Polytechnic Institute and State University
>MS in Engineering—Catholic University of America
COPT BOARD SERVICE
Ms. Long’s experience in the U.S. Department of Defense and multiple intelligence agencies, as well as her experience as a public company board member, positions her to contribute to our strategy and governance matters.

COMMITTEES Audit, Nominating and Corporate Governance (Chair)
Skills and Qualifications
Executive Leadership
Public Company Board Service
Financial Literacy/Accounting
Risk Management
Corporate Governance
Strategic Planning + Leadership
Technology/Cybersecurity Experience
Government, Regulatory Affairs

	Essye B. Miller	Age: 60
Independent Trustee Since: 2022

BACKGROUND
Executive Business Management LLC
>President and Chief Executive Officer (2020 to present)
US Government
>Department of Defense (“DOD”)
>Principal Deputy Chief Information Officer (“CIO”) (2018-2020)
>Deputy CIO for Cybersecurity (“CISO”) (2016-2018)
>Acting CIO (December 2017-May 2018)
>Department of U.S. Army
>CISO and Cybersecurity (2015-2017)
>Department of U.S. Air Force
>Director of Information Management (2006-2014)
OTHER EXPERIENCE
Concordance Academy and the National Cyber Scholarship Foundation
>Non-Profit Board Member
EDUCATION
>Honorary Doctor of Science—Talladega College
>MBA in Business Administration—Troy State University
>Master of Strategic Studies—U.S. Air Force, Air University
COPT BOARD SERVICE
Ms. Miller’s experience in the U.S. Government, and experience information technology and cyber security positions her to contribute to our strategy and risk management matters.

COMMITTEES Audit, Nominating and Corporate Governance
Skills and Qualifications
Executive Leadership
Risk Management
Corporate Governance
Strategic Planning + Leadership
Technology/Cybersecurity Experience
Government, Regulatory Affairs

10	COPT Defense Properties

Proposal 1 - Election of Trustees

	Raymond L. Owens	Age: 65
Independent Trustee Since: 2021

BACKGROUND
Piedmont Office Realty Trust (NYSE: PDM)
>Chief Investment Officer and Executive Vice President of Capital Markets (2016-2017)
>Executive Vice President, Capital Markets (2007-2016)
Wells Real Estate Funds
>Managing Director and Executive Vice President of Capital Markets (2002-2007)
PM Realty Group, LP
>Senior Vice President (1997-2002)
Various Roles, Capital Markets and Real Estate Investment
>General Electric Investments, HPI Realty Partners, Travelers Realty Investment Company and Aetna Realty Investors (1982-1997)
OTHER EXPERIENCE
Stephen M. Ross School of Business at the University of Michigan
>Member, Advisory Board Ross Real Estate Fund (2016-2020)
>Member, Alumni Board of Governors (2010-2016)
EDUCATION
>BA in Economics—University of Michigan, Ann Arbor
>MBA in Marketing and Real Estate—Stephen M. Ross School of Business at the University of Michigan, Ann Arbor
COPT BOARD SERVICE
Mr. Owens’ lengthy real estate career and past executive positions at both publicly traded and private companies qualifies him to provide an experienced perspective on our strategic initiatives and to assess capital allocation and other investment decisions.

COMMITTEES Compensation, Investment
Skills and Qualifications
Executive Leadership
Financial Literacy/Accounting
Finance/Capital Markets
Real Estate Investment
Strategic Planning + Leadership

	C. Taylor Pickett	Age: 62
Independent Trustee Since: 2013

BACKGROUND
Omega Healthcare Investors, Inc. (NYSE: OHI)
>Chief Executive Officer (2001-Present)
Integrated Health Services, Inc.
>Executive Vice President and Chief Financial Officer (1998-2001)
>Various executive positions (1993-1998)
PHH Corporation
>Vice President of Taxes (1991-1993)
KPMG
>Certified public accountant (1984-1991)
OTHER PUBLIC COMPANY BOARDS
Current
>Omega Healthcare Investors, Inc. (NYSE: OHI)
EDUCATION
>BA in Accounting—University of Delaware
>JD—University of Maryland School of Law
>Certified Public Accountant
COPT BOARD SERVICE
Mr. Pickett’s extensive executive experience at various public companies and his financial expertise are assets to considering our strategic initiatives, capital allocation decisions and compensation matters, and supplement our financial oversight. In addition, his active role as a chief executive officer serves as a valuable resource for both management and the Board.

COMMITTEES Compensation (Chair), Investment
Skills and Qualifications
Executive Leadership
Public Company Board Service
Financial Literacy/Accounting
Finance/Capital Markets
Real Estate Investment
Strategic Planning + Leadership

2024 Proxy Statement	11

Proposal 1 - Election of Trustees

	Lisa G. Trimberger	Age: 63
Independent Trustee Since: 2017

BACKGROUND
Mack Capital Investments LLC
>Principal and owner (2014-Present)
Deloitte & Touche LLP
>Audit partner and other positions (1983-2014)
>Co-chair of the Nominating Committee of the Board of Directors
>Leader of the firm’s National Women’s Initiative for development and retention of women professionals
OTHER PUBLIC COMPANY BOARDS
Current
>EPR Properties (NYSE: EPR)
>Luxfer Holdings PLC (NYSE: LXFR)
OTHER EXPERIENCE
NACD
>Member and Board Leadership Fellow
National Association of Real Estate Investment Trusts
>Member
EDUCATION
>BS in Accounting—St. Cloud State University
>Certified Public Accountant
>CERT Certificate in Cybersecurity Oversight—NACD, Ridge Global and Carnegie Mellon University’s CERT division
>Women’s Director Development Executive Program—J.L. Kellogg School of Management of Northwestern University
COPT BOARD SERVICE
Ms. Trimberger’s experience as an audit partner in a Big Four firm positions her to contribute significantly as a financial expert in areas including financial and audit oversight, corporate governance and risk management matters.

COMMITTEES Audit (Chair), Nominating and Corporate Governance
Skills and Qualifications
Public Company Board Service
Financial Literacy/Accounting
Risk Management
Corporate Governance
Strategic Planning + Leadership
Audit Committee Financial Expert

12	COPT Defense Properties

Our Board of Trustees
TRUSTEE INDEPENDENCE
We believe that for our Board to effectively serve in its capacity, it is important, and the New York Stock Exchange (“NYSE”) requires, that at least a majority of our Trustees be independent as defined by the applicable rules of the NYSE. Therefore, we require that a substantial majority of the Board be independent, as so defined. No Trustee will be considered independent unless the Board affirmatively determines that the Trustee has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). A Trustee will not be deemed independent if:
>the Trustee is, or within the last three years, has been, employed by the Company or a member of his/her immediate family is, or within the last three years has been, an executive officer of the Company;
>the Trustee or a member of his/her immediate family receives, or during any 12-month period within the last three years received, more than $120,000 in direct compensation from the Company (other than Trustee and committee fees and pension or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service);
>the Trustee is a current partner or employee of the Company’s internal auditors or outside independent registered public accounting firm serving as the Company’s auditors, or a member of the Trustee’s immediate family is a current partner of such auditors or firm, or is a current employee of such auditors or such firm and personally works on the Company’s audit, or the Trustee or a member of the Trustee’s immediate family was within the last three years a partner or employee of such auditors or firm and personally worked on the Company’s audit during that time;
>the Trustee or a member of his/her immediate family is, or within the last three years has been, employed as an executive officer of another entity of which any of the Company’s present executive officers at the time serves or served on that other entity’s compensation committee;
>the Trustee is a current employee, or a member of his/her immediate family is a current executive officer, of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues; or
>the Trustee is a current executive officer or compensated employee, or an immediate family member of the Trustee is a current executive officer, of a charitable organization to which the Company has made donations in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of such charitable organization’s donations.

The Board has determined that each of our nominees for Trustee meets the independence guidelines described above except for Mr. Budorick, our President + CEO. The Board has also determined that Mr. Kesler met such guidelines during his service on the Board, and also that Mr. Kesler has, during the course of his service on the Audit Committee, met the requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and qualified as an "audit committee financial expert" as that term is defined in Item 407(d) of the Securities and Exchange Commission (“SEC”) Regulation S-K.
LEADERSHIP STRUCTURE OF THE BOARD OF TRUSTEES
Our governance documents provide the Board with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, the Board considers many factors, including the specific needs of our business and what is in the best interests of the Company’s shareholders. Our current leadership structure is comprised of an independent Chairman of the Board separate from the CEO. Among other things, the Board believes that having an independent Chairman enhances the ability of non-management Trustees to raise issues and concerns for Board consideration without immediately involving management and has determined that separating the Chairmanship and CEO roles is the most appropriate structure at this time.
Under our Bylaws, the Chairman of the Board presides over the meetings of the Board and of the shareholders at which he or she is present and shall in general oversee all of the business and affairs of the Company. In the absence of the Chairman, the Chair of the Nominating and Corporate Governance Committee shall preside over the

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Our Board of Trustees

meetings of the Trustees and of the shareholders at which he shall be present. The Chairman, with the CEO’s input, prepares the agenda for each Board meeting and, with input from the Chairman of the Nominating and Corporate Governance Committee, reviews and sets the master calendar for the meetings of the Board in a given year. Such agenda and master calendar include a regular review of our Enterprise Risk Management program and provides for updates to that program as reviewed by the Audit Committee and then the entire Board. The Chairman of the Board and the CEO establish standards for effective communications with our shareholders, and while the Chairman may be involved in meetings with shareholders, we typically have our NEOs and our Investor Relations team communicate directly with shareholders. The Chairman of the Board shall also perform such other duties as may be assigned by the Trustees. Our NEOs shall have responsibility for implementation of the policies of the Company, as determined by the Board, and for the administration of the business affairs of the Company.
TRUSTEE ATTENDANCE POLICY
The Board holds a minimum of four regularly scheduled meetings per year, including the meeting of the Board held in conjunction with our annual meeting of shareholders. Trustees are expected to attend all regularly scheduled meetings and to have reviewed, prior to the meetings, all meeting materials distributed to them. Trustees are expected to participate in all regularly scheduled meetings, and a Trustee who is unable to participate in a meeting is expected to notify the Chairman of the Board in advance of such meeting. If a Trustee participates in a regularly scheduled meeting via teleconference, videoconference, or such other similar means for the entire meeting, such Trustee shall be deemed to have attended the meeting for the purposes of determining whether a quorum exists and for voting purposes. A Trustee may not send a representative with a proxy to vote on his or her behalf if such Trustee is not able to attend a scheduled meeting.
Trustees are expected to participate in our annual meeting of shareholders. All of our Trustees who were nominated for election at the time of the 2023 Annual Meeting of Shareholders were in attendance at the meeting.
MEETINGS OF INDEPENDENT TRUSTEES
The independent Trustees meet in executive session at each of the regularly scheduled meetings. The Chairman of the Board presides over the executive sessions. The independent Trustees may meet in executive session at any time to consider issues that they deem important to address without management present.
TRUSTEE COMPENSATION
Employee Trustees receive no compensation other than their compensation as an employee for serving on the Board or its committees. During 2023, non-employee Trustees received the following:
>Fees, paid in cash, set forth below:

Annual Trustee Fee	$70,000
Annual Chair of Board fee	$70,000
Annual committee chair fee
Audit	$17,500
Compensation	$15,000
Investment	$13,000
Nominating and Corporate Governance	$15,000
Annual committee fees
Audit	$14,000
Compensation	$12,000
Investment	$10,000
Nominating and Corporate Governance	$12,000
Fee for each Board meeting attended after first 12 per calendar year	$2,000
The fees set forth above have not changed from 2022. Our Trustee compensation is reviewed against market and our peers bi-annually in consultation with our external compensation consultant.

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Our Board of Trustees

>Annual grants of restricted shares (“RSs”), restricted share units (also referred to herein as “deferred share awards”), or time-based profit interest units in COPT Defense Properties, L.P., our operating partnership, in an award value of $105,000, calculated utilizing the 15-day trailing average share price as of the grant date. Forfeiture restrictions for the aforementioned award types lapse on the first anniversary of the grant date, provided that the Trustee remains in his or her position. With respect to RSs and deferred share awards, the resulting common shares are issued either on the first anniversary of the grant date for RSs or on a later date selected by the Trustee for deferred share awards. Holders of RSs and deferred share awards are entitled to receive dividends on such shares. Prior to vesting and occurrence of a book-up event (as defined under income tax regulations), the time-based profit interest units carry substantially the same rights to distributions as non-profit interest unit common units but carry no redemption rights. Holders of RSs can cast votes for such shares, while holders of the other award types cannot cast votes for such units; and
>Reimbursement for out-of-pocket expenses, such as travel and lodging costs incurred in connection with meeting attendance.

The table below sets forth the total amounts of compensation earned by our non-employee Trustees during 2023:

Name of Trustee	Fees Earned (Paid in Cash)(1)	Equity Awards(2)	Total
Robert L. Denton, Sr.	$121,000	$107,421	$228,421
Thomas F. Brady	$174,000	$107,421	$281,421
Philip L. Hawkins	$105,000	$107,421	$212,421
Steven D. Kesler	$94,000	$107,421	$201,421
Letitia A. Long	$96,000	$107,421	$203,421
Essye B. Miller	$86,000	$107,421	$193,421
Raymond L. Owens	$92,000	$107,421	$199,421
C. Taylor Pickett	$107,000	$107,421	$214,421
Lisa G. Trimberger	$113,500	$107,421	$220,921
(1)This column reports the amount of cash compensation earned in 2023 for Board and committee service.
(2)Includes the annual grant of RSs, deferred share awards or time-based profits interest units awarded to the Trustees on May 11, 2023 at a grant date fair value of $23.75 per share/unit. See Notes 2 and 12 to our consolidated financial statements included in our Annual Report on Form 10-K for additional information regarding share-based compensation, including assumptions made in determining values for awards. As of December 31, 2023, none of our trustees held outstanding stock options.
We formerly offered our Trustees the ability to participate in a nonqualified deferred compensation plan but, effective December 31, 2019, froze additional entry into that plan. Prior to that time, this plan allowed for the deferral of up to 100% of a participant’s cash compensation on a pre-tax basis and enabled such participants to receive a tax-deferred return on such deferrals. The plan does not guarantee a return on or above amounts deferred or provide for above-market preferential earnings. The plan is not qualified under the Employee Retirement and Income Security Act of 1974. Participants may elect that upon the participants’ death, payments will be made in lump sum to parties designated by the participant. Participant account balances are fully vested and participation in the deferred compensation plan was voluntary.
BOARD COMMITTEES
The Board has four committees: (1) the Audit Committee; (2) the Compensation Committee; (3) the Investment Committee; and (4) the Nominating and Corporate Governance Committee. Descriptions of these committees are set forth below:
>The Audit Committee oversees the following:
>integrity of our financial statements and other financial information provided to shareholders and the investment community;
>compliance with certain legal and financial regulatory requirements and our ethics policies;

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Our Board of Trustees

>retention of our Independent Auditor, including oversight of its performance, qualifications and independence, approval of the scope of the audit and non-audit services and associated fees and input into the selection of the lead engagement partner with each rotation;
>accounting and financial reporting processes, internal control systems and the internal audit function; and
>risk management activities, including oversight of cybersecurity risks.
The Committee also provides an avenue for communication among our Independent Auditor, internal auditors, management, and the Board.
>The Compensation Committee’s primary responsibilities are set forth below:
>establish and periodically review our compensation philosophy and the adequacy of compensation plans and programs for executive officers and to make recommendations to the Board with respect to such compensation;
>establish compensation arrangements and incentive goals (Company financial measures, business metrics and individual goals) for executive officers and to administer such compensation plans and programs;
>review and approve goals and objectives relevant to the CEO’s compensation, evaluate the CEO’s performance in light of those goals and objectives and, either as a Committee or together with the other independent Trustees (as directed by the Board), recommend to the Board for approval the CEO’s compensation level based on this evaluation;
>review the performance of all other executive officers and award incentive compensation and adjust compensation arrangements as appropriate based upon performance;
>review and consider risks relating to our compensation policies; and
>review compensation arrangements for Trustees and make appropriate recommendations to the Board for approval.
>The Investment Committee is authorized to:
>oversee and approve acquisitions, dispositions, development/redevelopment projects, financings, joint ventures and other investments provided each individual transaction does not exceed $200 million;
>assess such proposed transactions in light of the Company’s strategic goals and objectives, balancing the risks and the benefits; and
>delegate certain of its authority to our management team and oversee management’s implementation of such delegated authority.
>The Nominating and Corporate Governance Committee serves the following purposes:
>recommend to the Board the structure and operations of the Board;
>identify individuals qualified to serve as Trustees and recommend that the Board select the Trustee nominees identified by the Committee for election at the next annual meeting of shareholders;
>recommend to the Board the responsibilities of each Board committee, the structure and operation of each committee and the Trustee nominees for assignment to each committee, including the recommendation of the chair for each Board committee;
>oversee the Board’s annual evaluation of its performance and the performance of all Board committees;
>develop and recommend to the Board for adoption a set of Corporate Governance Guidelines applicable to the Company and periodically review the same;
>review and monitor management development and succession plans and activities; and
>oversee the Company’s strategies, activities, and risks and opportunities relating to environmental, social, and governance matters affecting the Company.
All members of the Board’s committees are independent Trustees and meet the applicable requirements for committee membership under the NYSE rules. The practices of our Board’s committees are outlined in their

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respective charters, which are available in the Investors section of our website in the subsection entitled “Governance” (https://investors.copt.com/corporate-governance/board-committees), and are also available in printed form to any shareholder upon request. To the extent modifications are made to the charters, such modifications will be reflected on our Internet website.

The committees on which Trustees served and the number of meetings held during 2023 are set forth below:

Board Member	Audit	Compensation	Investment	Nominating and Corporate Governance
Robert L. Denton, Sr. (1)
Thomas F. Brady
Philip L. Hawkins
Steven D. Kesler
Letitia A. Long (1)
Essye B. Miller(2)
Raymond L. Owens
C. Taylor Pickett
Lisa G. Trimberger
Meetings Held in 2023	10	4	4	5

Chair	Member
(1)Effective February 21, 2024, Mr. Denton stepped down as Chair of the Nominating and Corporate Governance Committee and Ms. Long was was appointed as Chair of that committee.
(2)Effective November 9, 2023, Ms. Miller was appointed to the Nominating and Corporate Governance Committee.
During 2023, the Board held a total of five meetings, including its four quarterly meetings. Each incumbent Trustee in 2023 attended at least 75% of the aggregate of the meetings of the Board and meetings held by all committees on which such Trustee served.
TRUSTEE EVALUATION
The Board recognizes that a robust and constructive evaluation process is an essential part of good corporate governance and board effectiveness. The evaluation processes utilized by the Board are designed and implemented under the direction of the Nominating and Corporate Governance Committee and aim to assess Board and committee effectiveness as well as individual Trustee performance and contribution levels. The Nominating and Corporate Governance Committee and full Board consider the results of the annual evaluations in connection with their review of Trustee nominees to ensure the Board continues to operate effectively. Each year, our Trustees complete anonymous governance questionnaires and self-assessments. These questionnaires and assessments facilitate a candid assessment of: (i) the Board’s performance in areas such as business strategy, risk oversight, talent development and succession planning and corporate governance; (ii) the Board’s structure, composition and culture; and (iii) the mix of skills, qualifications and experiences of our Trustees. The results of the survey are then reviewed by the Nominating and Corporate Governance Committee with the whole Board.
NOMINATION OF TRUSTEES
The Nominating and Corporate Governance Committee of the Board is responsible for recommending nominations to the Board and shareholders. In arriving at nominations, the Nominating and Corporate Governance Committee reviews with the Board the size, function and needs of the Board and, in doing so, takes into account the principle that the Board as a whole should be competent in the following areas: (1) industry knowledge; (2) accounting and finance; (3) business judgment; (4) management and communication skills; (5) leadership; (6) public real estate investment trusts (“REITs”) and commercial real estate business; (7) business strategy; (8) crisis management; (9) corporate governance; and (10) risk management. The Board also seeks members from diverse backgrounds. Trustees should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are or were affiliated and be selected based upon contributions that they can make to the Company. In determining whether to recommend a Trustee for re-election, the Nominating and Corporate

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Our Board of Trustees

Governance Committee also considers the Trustee’s past attendance at meetings and participation in, and contributions to, the activities of the Board and its committees.
Consistent with our Corporate Governance Guidelines, the Board considers professional experience and diversity of race, ethnicity, gender, age and cultural background in evaluating candidates for nomination. The Board pursues candidates with diverse backgrounds and experience to ensure we benefit from a broad spectrum of expertise which contributes to a more effective decision-making process.
The Nominating and Corporate Governance Committee has a policy regarding consideration of shareholder recommendations for Trustee nominees, which is set forth below:
The Committee considers nominees recommended by our common shareholders using the same criteria it employs in identifying its own nominees. Any shareholder wishing to make a recommendation should send the following information to the Chairman of the Nominating and Corporate Governance Committee, care of David L. Finch, Vice President, General Counsel and Secretary, at our mailing address set forth on the first page of this proxy statement, no later than the date that is 120 days prior to the one-year anniversary of the date of the mailing of the proxy statement for our most recent annual meeting of shareholders:
>the name of the candidate and the information about the individual that would be required to be included in a proxy statement under the rules of the SEC;
>information about the relationship between the candidate and the nominating shareholder;
>the consent of the candidate being recommended to serve as a Trustee;
>proof of the number of common shares in the Company that the nominating shareholder owns and the length of time the shares have been owned; and
>a separate statement of the candidate’s qualifications relating to the Board’s membership criteria.
BOARD’S APPROACH TO RISK OVERSIGHT
The Board plays an important role in our risk oversight. While the Board and its Committees rely on management to bring significant matters to its attention, the Board monitors our risk tolerance and oversees our risk management activities primarily by:
>approving annually our business strategy, budget and capital plan;
>maintaining for itself and its committees direct decision-making authority with respect to matters with significant inherent risks, including material acquisitions, dispositions, development and financing activities, matters involving environmental, social and governance strategy and the appointment, retention and compensation of executive officers;
>reviewing and discussing regular periodic reports relating to our performance and achievement of objectives;
>reviewing and discussing with management the Company’s enterprise risk assessments; and
>overseeing specific areas of our business conducted by the Board’s committees.
Pursuant to its charter, the Audit Committee is responsible for the oversight of our risk assessment and management activities, including our enterprise risk management (“ERM”) assessment. The Committee discharges these responsibilities by reviewing and discussing with management, our internal audit and information technology functions and our Independent Auditor any significant risks or exposures faced by the Company, the steps taken to identify, minimize, monitor, or control such risks or exposures and our underlying policies with respect to risk assessment and risk management. Management, including those from our information technology function, reports to the Audit Committee with respect to management’s assessment of our cybersecurity and information security risks and actions taken by us to manage and/or mitigate such risks. Consistent with NYSE Rules, the Audit Committee also provides oversight with respect to risk assessment and risk management, particularly regarding the activities of our internal audit function and integrity of our financial statements and internal controls over financial reporting. Our internal audit function reports to the Audit Committee regarding such activities on an ongoing basis, including at in-person and most telephonic meetings of the Audit Committee. Each year, management re-evaluates the business risks covered by its ERM assessment to determine whether the proper risks are being evaluated. This assessment is then discussed with the Audit Committee and further refined with the Committee’s input. Once the ERM

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Our Board of Trustees

assessment is further refined, the CEO and Chairman of the Board present to the entire Board the final ERM assessment for the year. Each quarter, management and the Audit Committee reviews the ERM assessment, including refinements thereof, and the Audit Committee reviews the assessment with the entire Board.
Company’s Commitment to Environmental and Social Responsibility and Governance

Great Place To Work®

Certified

FEB 2024-FEB 2025

USA

™

As we celebrated our 25th anniversary as a publicly-traded company, we published our ninth straight Corporate Sustainability Report, which can be found on our website under the “Investors” tab. We remain committed to furthering our goal to create value for our investors while developing workable solutions to integrate sustainable efficiencies in the construction and operation of our assets. Our Corporate Sustainability Report discloses the metrics, targets and risks that we believe are most relevant to our business and provide our investors with greater insight into our environmental, social and governance (“ESG”) practices to address the systemic risks our Company faces. Below is a summary of some of our ESG programs and achievements. Information on, or accessible through, our Company website is not and should not be deemed part of this proxy statement.

Our “RITE” principles guide our approach to addressing climate risk and our ESG program. These principles provide that we will seek to:
>Reduce — consumption of energy and water resources and our GHG intensity, water use, and non-recyclable waste.
>Innovate — adapt building operations, technologies, and designs.
>Thrive — manage risks while generating resilient cash flows for our shareholders.
>Engage — develop a talented work force, retain high-credit tenants and support the communities where we operate.
With the Board’s oversight and input, we continue to refine and improve on our ESG strategy.
ENVIRONMENT
We continue to develop and operate our buildings to minimize their environmental impact and to enhance our tenants’ experience. Noting that a large segment of our portfolio is operationally controlled by our tenants, we collect and aggregate data with respect to emissions, energy and water consumption and waste management for the portion of our assets that we do operationally control. We believe that our commitment to sound ESG practices is demonstrated by the following:
>GRESB: In 2015, we began participating in the Global Real Estate Sustainability Benchmark (“GRESB”) survey. Each year since, we have earned GRESB’s “Green Star” rating, the highest quadrant of achievement.

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Company’s Commitment to Environmental and Social Responsibility and Governance

>LEED Certification Criteria in New Construction: Since 2003, we have sought to construct our office properties to meet certification standards under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (“LEED”) program or, when not possible, strived to otherwise incorporate LEED criteria into property designs. We task architects and engineers to develop the most energy efficient design for our buildings and we use construction materials that prioritize tenant health and energy efficiency.
>LEED-Driven Property Operations: Operationally, since 2010, we have embraced the LEED Existing Building-Operations and Maintenance (“LEED-EBOM”) prerequisites, including energy efficiency, green cleaning, recycling, no smoking and other operations and maintenance policies, to ensure our tenants and employees work in healthy environments. We invest in energy systems and equipment that reduce our energy consumption and operating costs, which has enabled certain of our properties to achieve certifications through the U.S. Environmental Protection Agency’s ENERGY STAR program.
>Environmental Policy: We adhere to an environmental policy that outlines our approach to protecting the environment, addressing relevant climate risks, and promoting sustainable development practices.
>Environmental Goals 2025: We established target environmental goals for 2025 that we disclose in our Corporate Sustainability Report, including ones for reducing our energy intensity by 5% and our Scope 1 and Scope 2 GHG emissions by 5% and capping our water use intensity at 2019 levels.
>United Nations (“U.N.”) Sustainable Development Goals: We continue to align many of our development practices with the U.N. Sustainable Development Goals, adhering to 13 of the 17 U.N. goals.
>TCFD Risk Assessment: In 2022, we published our first climate risk assessment pursuant to the Task Force on Climate-related Financial Disclosures (“TCFD”) guidelines, and in 2023, we added further detail with respect to our transition risks, physical risks and opportunities.
>SASB Report: In 2023, we issued our first Sustainability Accounting Standards Board (“SASB”) disclosures associated with the real estate industry, which identified several of the most relevant sustainability-related issues faced by our Company.
SOCIAL
As detailed in our Corporate Sustainability Report, we remain committed to the well-being of our employees, tenants, and the communities in which we operate. We believe that our commitment to social responsibility is demonstrated by the following:
>Workplace Culture: We develop and reinforce our culture by emphasizing our core values, illustrated by the actiiVe acronym. actiiVe stands for: Accountability, Commitment, Teamwork, Integrity, Innovation, Value Creation and Excellence. These values are intended to serve as a compass to our workforce to influence behavior and fuel our success.
>Employee Safety: We take the safety of our employees seriously, which we believe contributes to our continual efforts to lower illness and injury rates. We conduct job-tailored safety training on an ongoing basis. We also monitor our workers’ compensation claims to measure the effectiveness of our safety program.
>Diversity: We believe in equal opportunity for all individuals and do not discriminate on the basis of race, color, religion, national origin, sex, age, disability or other characteristics protected by law. We celebrate diversity in our workforce and incorporate inclusion within our talent recruitment and engagement programs. We are committed to selecting talented individuals while aligning our workforce’s performance to Company objectives.
>Talent Management: We offer robust educational and training programs to all employees, including educational assistance for college-level and vocational degree programs, and cover all expenses for licenses and certifications, management courses, key skills training and industry and professional conferences. Further, we offer internship and mentorship programs to facilitate teaching and learning from others.
>Tenant Relationships: We meet quarterly with our tenants to foster our relationship and create a meaningful partnership in our sustainability efforts. In addition, many of our office parks provide a fitness center for our tenants’ use as a complimentary amenity to promote the health and well-being of their employees.
>Community Involvement: We believe in creating value for all of our stakeholders, including the communities in which our assets are located. We coordinate community events and activities, sponsor health and well-being events, provide monetary contributions and encourage employee volunteerism. Through our Donate 8

20	COPT Defense Properties

Company’s Commitment to Environmental and Social Responsibility and Governance

program, we provide our employees a full-paid day to volunteer at a charity or community program of their choosing.
>Employee Feedback: In 2023, we conducted a company-wide survey through Fortune’s Great Places to Work and earned a Great Place to Work award due to our strong positive results. Our CEO reviewed the results and then presented the survey results to our Board.
GOVERNANCE
We believe that strong corporate governance enhances our accountability to our stakeholders, resulting in effective oversight and decision making. In addition to the governance matters addressed elsewhere in this proxy statement, below is a list of the attributes of our Board structure, shareholder rights, and shareholder outreach and engagement that we believe further demonstrate our commitment to strong corporate governance:
>Board Structure
>Our Trustees are independent other than our President + CEO.
>We do not combine the roles of the Board Chair with the President + CEO.
>Our Trustees are elected annually.
>The Board Chairman’s role is significant to our Company and Board leadership.
>Our Trustees have open communications and effective working relationships, with regular access to management.
>Uncontested elections of Trustees require that nominees each receive an affirmative vote by a majority of the votes cast for and against such Trustees in order to be elected.
>We have a policy in place under which Trustees nominated for re-election who fail to receive the required number of votes are required to tender their resignations.
>In connection with Board refreshment, each year, the Nominating and Corporate Governance Committee evaluates the makeup of the Board to determine whether the Board has the right individuals in place to oversee the Company. In addition, we have a mandatory retirement policy for Trustees who will be 75 years of age at the time they would be nominated for election.
>Our Trustees are expected to own equity in the Company at levels meeting established share ownership guidelines.
>We have anti-hedging and anti-pledging policies in place for our Trustees. None of our Trustees or Named Executive Officers pledge or hedge any of their shares in the Company or common units in COPT Defense Properties, L.P. (the “Operating Partnership”).
>Our Board’s non-management Trustees meet regularly in executive sessions.
>In 2023, three of our Audit Committee members qualified as “audit committee financial experts” as defined by the SEC.
>Our Board monitors the Company’s risk tolerance and oversees its risk management activities.
>The Nominating and Corporate Governance Committee is specifically tasked with overseeing and addressing the Company’s ESG risks and the manner in which the Company addresses those risks.
>Our Board and its committees conduct annual self-assessments.
>Shareholder Rights
>We do not have in place a poison pill/shareholders rights plan.
>Our shareholders have the right to call a special meeting.
>Our shareholders can amend our bylaws by a simple majority vote.
>Our shareholders can approve a merger by a simple majority vote.
>As a Maryland REIT, we voluntarily opted out of the Maryland Unsolicited Takeover Act (MUTA).

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Company’s Commitment to Environmental and Social Responsibility and Governance

>Shareholder Outreach and Engagement
>Our investor relations team proactively reaches out to members of the investment community.
>Our executives regularly participate at REIT and investment analyst conferences and also attend other individual investor meetings throughout the year.
>We typically arrange portfolio tours with members of the investment community several times a year.
>We author and release research materials to assist investors in understanding unique aspects of our business.
Our Executive Officers
Below is information with respect to our executive officers (in addition to Stephen E. Budorick, our President + CEO) (sometimes referred to herein as our “executive officers,” “executives” or “NEOs”).

Britt A. Snider
Britt A. Snider, 47, became our Executive Vice President + Chief Operating Officer (“COO”) on December 1, 2023, after being a principal since 2020 at Redbrick LMD, LLC, an active investor, developer, and manager of mixed-use properties in the Washington, D.C. area, where he was responsible for overseeing the company’s development, asset management and leasing activities. From 2019 to 2020, Mr. Snider served as Senior Vice President - Mixed Use at WS Development, a real estate investment and development company based in Chestnut Hill, Massachusetts, where he led certain of the company’s mixed-use development initiatives. Between 2016 and 2019, Mr. Snider served as Executive Vice President, Head of Commercial Asset Management at JBG Smith (NYSE: JBGS), a mixed-use investment and development real estate investment trust, where he oversaw the company’s office portfolio, and from 2006 to 2016 as Principal, Development of The JBG Companies, a predecessor to JBGS, where he oversaw all development and pre-development activities for a portfolio of properties. Previous to The JBG Companies, Mr. Snider worked in the Real Estate Investment Banking Group at Friedman Billings Ramsey.

Anthony Mifsud
Anthony Mifsud, 59, has been our Executive Vice President + Chief Financial Officer (“CFO”) since February 2015, after serving as Senior Vice President, Finance and Treasurer since January 2011 and having joined the Company in 2007 as Vice President, Financial Planning & Analysis. Prior to joining the Company, Mr. Mifsud served as Senior Vice President & Treasurer for Municipal Mortgage & Equity, LLC (formerly NYSE: MMA) and prior to joining MMA, was Vice President, Financial Management at Enterprise Social Investment Corporation. From 1990 to 2005, Mr. Mifsud held various accounting and corporate finance positions at The Rouse Company (formerly NYSE: RSE), culminating as Vice President, Finance from 1999 to 2005. Prior to that time, Mr. Mifsud practiced as a CPA and auditor at KPMG Peat Marwick.

Proposal 2	ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	Our Board recommends a vote FOR the approval of this resolution.
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This is commonly known as, and is referred to herein as, a “say-on-pay” proposal or resolution.
Our compensation programs are designed to clearly link annual and long-term financial results and shareholder return to executive rewards. The majority of each executive’s total compensation is tied directly to goal achievement; we believe that this pay for performance approach ensures that the financial interests of our executives are aligned with those of our shareholders. Please refer to the section entitled “Compensation Discussion and Analysis” for additional details about our executive compensation programs, including information about the compensation of our named executive officers for 2023.

22	COPT Defense Properties

Proposal 2 - Advisory Vote to Approve Executive Compensation
The Compensation Committee annually reviews all elements of our compensation program for named executive officers to ensure its alignment with our philosophy and corporate governance approach, including its effectiveness in aligning the financial interests of our executives with those of our shareholders. Accordingly, pursuant to Section 14A(a)(1) of the Exchange Act, we are providing shareholders with the opportunity to approve the following advisory resolution:
“RESOLVED, that the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K promulgated by the SEC, including the section entitled “Compensation Discussion and Analysis,” compensation tables and narrative discussion, is hereby APPROVED.”
We are asking our shareholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This say-on-pay proposal gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our philosophy, policies and practices relating to their compensation as described in this proxy statement pursuant to Item 402 of Regulation S-K promulgated by the SEC.
Vote Required; Effect of Vote
The affirmative vote of a majority of the votes cast on this proposal will be required for approval.
The say-on-pay resolution is advisory, and therefore will not have any binding legal effect on the Company or the Compensation Committee. However, the Compensation Committee does value the opinions of our shareholders and will take the results of the vote on this proposal into account in its future decisions regarding the compensation of our named executive officers.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is comprised of the four independent Trustees listed below. The Committee members do not have any material professional, familial or financial relationship with the CEO, other executive officers or the Company other than their relationships as Trustees.
Report of the Compensation Committee
The Compensation Committee has reviewed the Compensation Discussion and Analysis section of this proxy statement and discussed it with management. Based on its review and discussions with management, the Committee recommended to our Board that the Compensation Discussion and Analysis section be included in the Company’s Annual Report on Form 10-K for 2023 and this 2024 proxy statement. This report is provided by the following independent Trustees, who comprise the Committee.

COMPENSATION COMMITTEE
C. Taylor Pickett, Chair Thomas F. Brady Philip L. Hawkins Raymond L. Owens

2024 Proxy Statement	23

Compensation Discussion and Analysis
“CD&A” TABLE OF CONTENTS
NAMED EXECUTIVE OFFICERS (“NEOs”)
This Compensation Discussion and Analysis describes the material elements of compensation for our NEOs for the 2023 fiscal year listed in the Summary Compensation Table of this proxy statement, including:
>Stephen E. Budorick, President + CEO;
>Britt A. Snider, Executive Vice President + COO who joined the Company effective December 1, 2023;
>Anthony Mifsud, Executive Vice President + CFO; and
>Todd Hartman, Executive Vice President + COO until his resignation from the Company on March 2, 2023.
EXECUTIVE SUMMARY
Our Business Model
We focus on owning, operating and developing properties in locations proximate to, or sometimes containing, key U.S. Government (“USG”) defense installations and missions (which we refer to herein as our Defense/IT Portfolio). Our tenants include the USG and their defense contractors, who are primarily engaged in priority national security activities, and who generally require mission-critical and high security property enhancements.

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Compensation Discussion and Analysis

2023 Business Overview
Our unique investment strategy of allocating capital to our Defense/IT Portfolio continues to produce strong results that are not correlated to traditional office fundamentals and distinguishes us from other office REITs. For 2023, we:
>achieved near-record year-end occupancy and leased rates of 94.2% and 95.3%, respectively, and a tenant retention rate of 79.7%;
>completed 747,000 square feet in development leasing;
>placed into service 848,000 square feet in six newly-developed properties that were 98% leased, with an additional 817,000 square feet under development in five properties that were 91% leased at year end, all in our Defense/IT Portfolio;
>raised $190.2 million in capital from a sale of interests in data center shell properties to create borrowing capacity available to fund development activities;
>issued $345.0 million aggregate principal amount of 5.25% exchangeable senior notes in a private placement, which pre-funded the expected borrowings needed to fund our forecasted development activities for the next three years; and
>ended the year with no significant debt maturing until 2026, $525.0 million in available borrowing capacity under our Revolving Credit Facility and $167.8 million in cash on hand.

These highlights positioned us to meet or exceed virtually all of our business objectives, which were established in January 2023.

The below table illustrates total shareholder return (“TSR”) over the periods indicated using the closing stock price at the beginning of the period and the closing stock price at the end of the period plus reinvested dividends. The peer group shown represents the peer companies used for executive compensation analyses, as indicated in the section below entitled “Compensation Comparisons.”
TSR (as of December 31, 2023)

1-Year	3-Year	5-Year
COPT Defense 3.6%	COPT Defense 11.9%	COPT Defense 50.9%
Nareit Office 2.0%	Nareit Office (22.3%)	Nareit Office (16.8%)
Peer Group 0.7%	Peer Group (26.3%)	Peer Group (23.8%)
Key:
COPT Defense: COPT Defense Properties
Nareit Office: Office Property Sector of the FTSE Nareit All Equity REITs Index
Peer Group(1): Median (see Compensation Comparisons section for peers)
(1)Peer Group data excludes companies that did not trade publicly for the entire period referenced.

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Compensation Discussion and Analysis

Compensation Overview
We design our compensation programs to link executive compensation to annual financial results and long-term TSR. We implement our pay-for-performance approach to ensure that the financial interests of our executives align closely with those of our shareholders by directly tying the majority of each executive’s pay to the achievement of defined objectives. Highlights of our overall executive compensation program include the following:
>Formulaic Annual Incentive Award (“AIA”) Cash Bonuses with Pre-Determined Goals - 100% of our NEOs’ AIAs are formulaic and based on the achievement of established corporate objectives which were approved by the Compensation Committee at the beginning of each year. Our AIA program employs challenging hurdles aligned with our financial and operating success each year.
>Long-Term Equity Incentive Plan (“LTIP”) Awards Aligned with Interests of Our Shareholders - 60% of our NEOs’ annual equity compensation is granted in performance-based instruments that vest at the end of three years, in amounts dependent upon our TSR over that period relative to that of our peers in the Office Property Sector of the FTSE Nareit All Equity REITs Index. If our TSR during the measurement period outperforms our peers but is negative, we limit shares or units earned to target level. The remaining 40% of our NEOs’ equity award values are granted in time-based awards that vest ratably over a three-year period.
>Pay-for-Performance Alignment - We maintain strong pay-for-performance alignment with our CEO’s 2023 compensation being approximately 65% variable, subject to our performance under predefined formulas. The results of our formula-based incentive awards varied significantly in past years. This is consistent with our objective to provide executives with the opportunity to earn a higher relative level of total compensation when objectives are achieved and lower compensation when they are not.
The table below sets forth our CEO’s AIA payouts as a percentage of target for the last five years, which we believe were commensurate with our strong operating performance in those years:
The table below sets forth payouts to our CEO on performance-based equity programs for the last five years, which have been at the maximum level due to our consistent strong TSR in comparison to peer companies:

Performance Period	2017	2018	2019	2020	2021	2022	2023	Result	% of Target Payout
2017 - 2019								Below Target	53%
2018 - 2020								Maximum Earned	200%
2019 - 2021								Maximum Earned	200%
2020 - 2022								Maximum Earned	200%
2021 - 2023								Maximum Earned	200%

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Compensation Discussion and Analysis

Strong Governance Related to Executive Compensation
We believe that our compensation structure and corporate governance policies mitigate compensation-related risk while providing effective incentives to our NEOs, as illustrated further in the table below.

WHAT WE DO	WHAT WE DON’T DO
Pay for Performance: We tie our NEOs’ compensation to performance by setting clear and challenging objectives with the majority of total target compensation consisting of performance-based components.
Multiple Performance Metrics: We use different performance measures for short-and long-term incentives, with multi-year vesting or measurement periods for long-term incentives.
Risk Oversight: We annually prepare an Enterprise Risk Management assessment. The Compensation Committee carefully considers the risks associated with all elements of our compensation programs.
Annual Pay for Performance Analysis: We assess pay and performance relative to peers to ensure that actual payouts align competitively.
Share Ownership Guidelines: We maintain ownership guidelines for both executives and Trustees. NEO guidelines range from three times to six times base salary, while non-employee Trustee guidelines are five times their annual cash retainer for four quarterly meetings. Executives and Trustees cannot sell company-granted equity until ownership guidelines are met.

No Guaranteed Bonuses: We do not provide NEOs with guaranteed cash bonuses.
No Excise Tax Gross-Ups: We have no agreements in place that provide for reimbursement by the Company for the tax obligations of our employees resulting from severance payments made in the event of a change in control and will not enter into any such agreements in the future.
No Repricing of Stock Options: We have not issued stock options since 2009. There are currently no outstanding stock options, none of our current NEOs were ever issued stock options and we do not reprice underwater stock options.
No Hedging or Pledging: We have an anti-pledging and anti-hedging policy. Subject to the terms of the policy, executives may not (1) hold securities of the Company in a margin account or pledge securities of the Company as collateral for a loan, or (2) enter into hedging or monetization transactions or similar arrangements with respect to securities of the Company.

Clawback Policy: We have in place a comprehensive incentive recoupment (i.e., “clawback”) policy.
Use of Independent Compensation Consultant: The Compensation Committee uses an independent consultant that is precluded from performing any work directly for the management of the Company unless pre-approved by the Committee. No such additional work was requested or performed in 2023.
Peer Group: We use an appropriately sized and defined peer group for compensation benchmarking purposes and review the companies comprising the peer group annually.

ANNUAL SHAREHOLDER SAY-ON-PAY VOTES

Shareholder Support
At our May 2023 annual meeting of shareholders, 97.7% of the shareholder say-on-pay proposal votes cast were in favor of the proposal. Our Compensation Committee believes that our shareholders’ substantial approval indicated strong support for our approach to executive compensation. The Committee will continue to consider shareholder feedback and the outcome of our shareholder say-on-pay proposal votes when making future NEO compensation decisions.

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Compensation Discussion and Analysis

COMPENSATION OBJECTIVES
Our executive compensation program is designed to:
>Align Pay to Performance - We align our pay practices to reward executives for benefiting our shareholders.
>The majority of our NEOs’ compensation is performance-based, linked to a combination of annual and multi-year achievements.
>We align annual incentive plan payouts with the results of our operational and financial performance.
>We endeavor to provide our executives with the opportunity to earn a higher relative level of total compensation when warranted by superior results and performance. This approach allows us to attract, retain and motivate executives.
>Thoughtfully Calibrate Competitive Pay Levels - We set compensation levels to be commensurate with those of executives performing similar responsibilities for an appropriate group of peer companies. Our NEOs’ compensation levels can vary by individual based upon:
>Skill + Experience: The executive’s skill and experience in the position, both overall and with the Company.
>Performance: The performance of the executive and the functions the executive oversees.
>Internal Relativity: The amount that we pay our other executives.
>Market Competition: The competition in the marketplace for the talents of the executive.
>Ensure a Balanced Approach to Compensation - We balance the components of our executives’ total rewards.
>Our incentive programs provide compensation in the form of both annual cash and multi-year equity awards to reward both short- and long-term performance.
>Each year, we review the allocation of total compensation between cash and equity awards in comparison to our peer group to assist in determining the compensation of our executives, in total and by component.
>Long-term equity awards represent the largest component of our NEOs’ incentive compensation, as we describe in the section below entitled “LTIP.”
COMPENSATION REVIEW PROCESS
Role of the Compensation Committee of the Board
The Board appoints the Compensation Committee, which acts on behalf of the Board. The Committee establishes and periodically reviews our compensation philosophy and the adequacy of compensation plans and programs for executives. The section entitled “Our Board of Trustees” in this proxy statement describes other responsibilities of the Committee.
Following recommendations by the Committee, the independent members of the Board must approve NEO compensation decisions for them to be enacted. The Board is responsible for oversight of the Committee’s activities, except where the Committee has sole authority to act as required by an NYSE listing standard or applicable law or regulation. The Committee has complete and open access to management and any of our other resources the Committee requires to carry out its duties and responsibilities, including sole authority, in its discretion, to retain, set compensation for and terminate any consultants, legal counsel or other advisors.
Use of Independent Consultants
In determining executive compensation, the Compensation Committee makes use of advice, guidance and analyses provided, at its request, by the external consultants, Ferguson Partners Consulting, L.P. (“FPC”). The Committee reviewed the independence of FPC’s advisory role relative to the consultant independence factors adopted by the SEC to guide compensation committees of listed companies in determining the independence of their compensation consultants, legal counsel and other advisors. Following its review, the Committee concluded that FPC has no conflicts of interest in providing the Committee with objective and independent executive compensation advisory

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Compensation Discussion and Analysis

services. FPC provided data relevant to reviewing executive compensation, discussions of compensation practices and observations to the Committee regarding compensation programs and pay levels. FPC did not perform any work for the Company at the direction of management during 2023. As appropriate, the Committee meets with its independent consultant in executive session without management present.
Role of Management
The CEO meets with the Compensation Committee to review our compensation philosophy, present analyses based on the Committee’s requests and discuss the Committee’s compensation recommendations to the Board. The CEO presents management’s perspective on business objectives, discusses the effect of business results on compensation recommendations, reviews executive compensation data and discusses the other NEOs’ performance.
Our Vice President of Human Resources, who reports directly to our CEO, also takes direction from, and provides suggestions to, the Committee, oversees the formulation of compensation plans incorporating the recommendations of the Committee, and assists the Chairman of the Compensation Committee in preparing agendas for Committee meetings.
Our CEO and Vice President of Human Resources attend Compensation Committee meetings, but do not attend portions of Board and Compensation Committee meetings intended to be held without members of management present, including those relating to the CEO’s compensation.
COMPENSATION COMPARISONS
To meet our objectives of attracting and retaining superior talent, we annually review pay practices of our peers. We do not base our NEO pay levels solely on their relationship to those of our peers. We use market data to help confirm that our pay practices are appropriate. We review our peer group annually, seeking to include companies that are similar in size and business structure to us. Within this peer group, we then focus on executives with responsibilities similar to those of our executives. To provide data for this analysis, FPC obtains an understanding of the goals, objectives and responsibilities of each executive position based on reviews of job descriptions and discussions with management and the Committee.
During 2023, the Compensation Committee worked with FPC to review the composition of the peer group to account for changes in both our business and the businesses of the companies in the peer group. We evaluated companies for inclusion based upon business focus, product mix, market capitalization, total capitalization, geographic location and overall balance and composition of the group. Following this analysis, the Compensation Committee determined that the 2022 peer group remained appropriate.
The peer group of 14 included the following companies, representing a combination of publicly-traded office, industrial and diversified REITs, with a heavier weighting on office companies:

>	American Assets Trust, Inc. (ticker: AAT)	>	Highwoods Properties, Inc. (ticker: HIW)
>	Brandywine Realty Trust (ticker: BDN)	>	Hudson Pacific Properties, Inc. (ticker: HPP)
>	Cousins Properties Incorporated (ticker: CUZ)	>	JBG Smith Properties (ticker: JBGS)
>	Douglas Emmett, Inc. (ticker: DEI)	>	Kilroy Realty Corporation (ticker: KRC)
>	Easterly Government Properties, Inc. (ticker: DEA)	>	Piedmont Office Realty Trust, Inc. (ticker: PDM)
>	Elme Communities (ticker: ELME)	>	STAG Industrial, Inc. (ticker: STAG)
>	Empire State Realty Trust, Inc. (ticker: ESRT)	>	Veris Residential, Inc. (ticker: VRE)
At the time our Compensation Committee reviewed the market data in August 2023, we ranked at the 57th percentile of the peer group in total capitalization and at the 78th percentile of implied equity market capitalization.
For purposes of reviewing NEO total compensation relative to competitive practices, FPC provided peer group compensation data to the Compensation Committee. The Compensation Committee compared our NEO base salaries, AIAs, LTIP awards and total compensation to information for comparable positions in each of the peer group companies. FPC provided detailed information at the 25th, 50th and 75th percentiles to assist the Committee in understanding how our executive compensation compared to that of our peers.

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Compensation Discussion and Analysis

Consistent with our practice in prior years, FPC also conducted a comprehensive pay for performance assessment of our executive compensation program and the linkage between organizational performance and the value of the compensation delivered to the executives.
BASE SALARY
Base salary is the fixed element of pay intended to attract and retain executives. We determine our NEOs’ base salaries with consideration of their scope of responsibilities, individual skills and experience. They are eligible for periodic increases in their base salary as a result of individual performance. The Committee also considers peer group data, relativity between the NEOs and budget considerations.
Annual base salary actions in 2023 are shown below:

	Base Salary as of December 31,
Name of Executive	2022	2023	% Increase
Stephen E. Budorick	$775,000	$775,000	0.0%
Britt A. Snider(1)	N/A	$425,000	N/A
Anthony Mifsud	$456,000	$456,000	0.0%
Todd Hartman(2)	$447,000	N/A	N/A
(1)Mr. Snider joined the Company effective December 1, 2023.
(2)Mr. Hartman resigned from the Company effective March 2, 2023.

The Board did not change the salary levels of Messrs. Budorick and Mifsud for 2023 after determining that their current salary levels appropriately reflected their respective levels of tenure, contributions and responsibility in the Company based on a comparison to market data and to their peers.
AIAs
We used a scorecard approach to drive the achievement of strategic corporate objectives, measure Company performance and determine the executives’ AIAs. This approach rewards our executives for the achievement of strategic objectives, thereby creating long-term value for our shareholders.
There are four established achievement levels for each objective within the scorecard:
>Threshold [50% of Target Payout]: If we do not achieve threshold level performance of the weighted average of the scorecard objectives, then we will not pay executive AIAs.
>Target [100% of Target Payout]: Approximates management’s estimate of the related objective as set forth in the annual budget approved by the Board; this level of performance is intended to be challenging, yet attainable.
>High [150% of Target Payout]: Intended to be attainable with superior performance.
>Maximum [200% of Target Payout]: Only available as a score for each specific objective, which if achieved is included in the weighted average result. This level is intended to capture outstanding performance that is difficult to attain.
The aggregate scorecard outcome is limited to the high achievement level of 150%. Actual awards are determined once we finalize actual results and performance with respect to these objectives and are interpolated between performance levels as appropriate. The Committee retains the authority to recommend to the Board increases or decreases to AIAs at its discretion.

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2023 AIA Objectives
The Committee, with the assistance of management, developed the 2023 corporate scorecard using our Board- approved annual budget and information regarding other related business and operations initiatives, including guidance provided to the investment community, and considering the market environment for our business. The scorecard consists of four categories of corporate objectives weighted as follows:
Financial Measures - 50%
>Our target financial measures for 2023 were the following:
>Diluted FFO per share, as adjusted for comparability (“FFO per share”) of $2.38, which represented the midpoint of our initial 2023 guidance (30%);
>Same Property cash NOI increase of 3.0% from 2022 (10%); and
>Net debt to in-place adjusted EBITDA ratio at year end (“debt ratio”) of 6.16x (10%).
FFO per share measures management’s effectiveness in executing the business plan. FFO per share and Same Property cash NOI are measures frequently used by equity REITs to evaluate performance. Same Property cash NOI growth measures internal growth in our existing real estate portfolio. We use these measures because we believe they are useful metrics in evaluating the effectiveness of our operations and are core objectives in our annual budget. Further, we believe that growth in the two operating measures in the long-term contributes to an increase in shareholder value and, as a result, that linking compensation to these measures helps to align the interests of our NEOs with those of our shareholders. The target year-over-year increase in 2023 Same Property cash NOI was established at the midpoint of our guidance, which assumed our disposition of a property during the year. We use the debt ratio to evaluate debt levels relative to our operating performance.
Development Leasing Volume - 20%
>This objective focused our efforts on leasing 475,000 square feet in development properties. A key business strategy focus of ours is growth through low-risk, new property development to increase the Company’s overall value. This objective incentivized our executives to maximize the value of our development pipeline, thereby increasing the Company’s value to its shareholders. The target for development leasing excluded a lease agreed to in December 2022 and executed by the tenant in January 2023 that was included in our 2022 AIA actual results.
New Leasing Annualized Revenue - 20%
>This objective focused our efforts on generating $11 million of annualized rental revenue for new leasing. This objective incentivized high quality leases of our vacant spaces within our operating portfolio, thereby optimizing long-term revenue generation for the Company. We added this metric for 2023 to establish an objective that measures the value generated by leasing of our existing portfolio.
Core Portfolio Year-End Occupancy - 10%
>This objective related to achievement of target year-end occupancy of 93.8% in what we identified as our core portfolio, which included all but two properties in our total portfolio. We believe that this objective incentivized efforts toward leasing of vacant space and renewals, which further supports future cash flow and net asset value growth.
The Committee evaluated the achievement of our 2023 corporate objectives to assess the NEOs’ performance, which resulted in Messrs. Budorick’s and Mifsud’s calculated AIAs. Both NEOs’ AIAs were based solely on corporate objectives for 2023. Mr. Hartman’s eligibility for an AIA terminated upon his resignation from the Company on March 2, 2023. Mr. Snider, who joined the Company effective December 1, 2023, was not eligible for an AIA in 2023. We believe that allocating 100% of each NEO’s AIA to corporate objectives aligns their short-term incentive awards with Company achievement, therefore benefiting our shareholders.

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Compensation Discussion and Analysis

2023 AIA Targets
The Committee sets target payouts in consideration of peer levels and differentiation between the NEOs. This is the level paid when the Company achieves target performance. Exceptional performance is required to earn an above target payout. The table below sets forth the 2023 potential award payouts as a percentage of the executive’s 2023 base salary, which was established in November 2022:

	2023 AIA Opportunity as a % of Base Salary
Name of Executive	Threshold Level	Target Level	High Level
Stephen E. Budorick	65.0%	130.0%	195.0%
Anthony Mifsud	57.5%	115.0%	172.5%
Todd Hartman	57.5%	115.0%	172.5%
While our NEOs’ AIAs are based 100% on achievement of the corporate objectives, the actual award payout can be influenced by other factors identified at the Committee’s discretion. Mr. Hartman forfeited his eligibility for an AIA upon his resignation from the Company on March 2, 2023.

2023 AIA Results
Following is the scorecard reflecting final 2023 results:

Objective	Weighting %	Threshold Level	Target Level	High Level	Maximum Level	Actual Results(1)	Achievement %	Weighted Results %
Financial Measures
FFO per share	30%	$2.34	$2.38	$2.42	$2.46	$2.42	150.0%	45.0%
Same Properties cash NOI change(2)	10%	2.0%	3.0%	4.0%	5.0%	4.5%	176.5%	17.7%
Debt ratio	10%	6.4x	6.2x	5.9x	5.7x	6.1x	110.0%	11.0%
Development leasing volume(3)	20%	325	475	625	775	565	130.0%	26.0%
New leasing annualized revenue(4)	20%	$9,900	$11,000	$12,100	$13,200	$12,064	148.4%	29.7%
Core portfolio year end occupancy(5)	10%	92.8%	93.8%	94.8%	95.8%	94.3%	125.0%	12.5%
	100%					Final Results		141.8%
(1)Actual results reflect adjustments discussed below.
(2)Excluded the positive impact of the cash NOI associated with a property that we assumed we may sell during the year.
(3)Presented in thousands of square feet. Excluded development leasing volume associated with a lease agreed to in December 2022 and executed by the tenant in January 2023 that was included in our 2022 AIA actual results.
(4)Presented in thousands. Excluded new leasing annualized rental revenue associated with a property that we assumed we may sell during the year.
(5)Included all but two properties in our total portfolio.
The weighted objective outcomes of the actual results produced achievement at 141.8% of target for our corporate objectives. The Committee elected to pay the NEO AIAs at the 141.8% level without implementing any discretionary adjustments.
The table below shows the actual AIAs for 2023, reflective of calculated achievement of our annual scorecard goals:

Name of Executive	Base Salary	AIA % of Salary at Target	Corporate Objectives Achievement %	Actual AIA Award	Actual Payout as a % of Salary
Stephen E. Budorick	$775,000	130%	141.8%	$1,428,635	184.3%
Anthony Mifsud	$456,000	115%	141.8%	$743,599	163.1%

LTIP
We design our LTIP awards to align the interests of the executives with those of our shareholders by rewarding them for sustained performance. Since these awards vest over time, we believe that they also encourage the executives to remain with the Company. For 2023, the Compensation Committee approved LTIP awards with target equity payouts as a percentage of base salary equal to 450% for our CEO (increased from 415% for 2022) and 235% for

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Compensation Discussion and Analysis

our CFO (increased from 215% for 2022). The Compensation Committee deemed the increases appropriate to ensure market competitiveness relative to the median of our Peer Group and in light of the Company’s consistent TSR performance at the top of our peer set.
The Board awarded the NEOs’ 2023 LTIP awards in the following proportions, consistent with those of prior years:
>Performance-Based: The Board awarded 60% of our NEOs’ LTIP awards in the form of performance-based equity, which aligns their interests with those of our shareholders.
The number of awards earned at the end of the program’s three-year performance period depends entirely on TSR relative to our performance peer group, as defined in the respective award agreements. If our results are in the bottom quartile, the NEOs will not earn any equity. If our results are in the top quartile, NEOs earn 100% of the awards granted (200% of target award). If our TSR during the measurement period is negative, the maximum number of shares or units that may be earned is limited to 50% of the awards granted (100% of target award), regardless of our achievement relative to the peer group. We believe that the performance-based plan further motivates our executives to achieve strong returns over an extended period.
>Time-Based: The Board awarded the remaining 40% of the NEOs’ LTIP awards in the form of time-based equity, with a three-year ratable vesting period. We believe this portion of their award reinforces our goal of retention, in addition to incenting our executives to increase shareholder value over an extended timeframe.
The Committee believes that awarding a majority of NEO LTIP awards in the form of performance-based grants provides for the following:
>Alignment of Executives with Shareholders: Executive and shareholder risks and rewards are more closely aligned by a long-term, forward-looking plan focused on relative TSR;
>Retention: Retention of key executives is enhanced due to the payout opportunities available in the event of superior relative performance;
>Pre-Determined Levels: Grants and potential awards under the plan are clearly determined and communicated to the NEOs at the beginning of the performance period; and
>Distribution Timing: Distributions are accrued but not paid out on these awards until, and to the extent, they are earned at the end of the defined performance period, thus putting additional compensation at risk based on performance, notwithstanding nominal distributions for performance-based profit interest units made for tax qualification purposes.
Profit Interest Unit Compensation
The Compensation Committee grants our NEOs the option to select equity compensation in the form of Profit Interest Units (“PIUs”). PIUs are long-term incentive units in the Operating Partnership as set forth under our 2017 Omnibus Equity Incentive Plan. Award value levels for each NEO are approved by the Board, and do not change as a product of an NEO’s selection of PIUs. PIUs may be subject to vesting requirements, as determined prior to grant.
The partnership always maintains a one-to-one correspondence between PIUs and common units in our Operating Partnership (“common units”) for conversion, distribution, and other purposes, except as provided in the partnership agreement. A PIU automatically converts to a common unit upon vesting, and when the price of our common shares at the time of a book-up event (as defined under income tax regulations) is greater than the price upon the original issuance of the PIU. Once converted, the holder of a common unit will have all rights set forth in the partnership agreement.
The Compensation Committee granted two types of PIUs in 2023: time-based profit interest units (“TB-PIUs”) and performance-based profit interest units (“PB-PIUs”). Holders of TB-PIUs will receive the same quarterly per-unit distributions as common units in our Operating Partnership, which equal the per-share dividends on our common shares. Holders of PB-PIUs receive quarterly per-unit cash distributions equal to 10% of the distributions made with respect to the equivalent number of common units in our Operating Partnership. This form of equity compensation and the distributions made during the unvested period is typical for REITs.

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Compensation Discussion and Analysis

Performance-Based Equity Awards Made in 2023
On January 1, 2023, the Board granted performance-based equity to the NEOs valued at 60% of their 2023 LTIP awards in the form of either PB-PIUs or performance share units. All three NEOs elected to receive the entirety of their performance-based awards in PB-PIUs as set forth below:

Name of Executive	Base Salary Used for Equity Award	Total Target Equity Award as a % of Base Salary(1)	PB-PIU % of Total Target Equity	Target Award Value of PB-PIUs	Number of PB-PIUs Awarded(2)	Fair Value of PB-PIUs Awarded(3)
Stephen E. Budorick	$775,000	450%	60%	$2,092,488	162,112	$2,556,506
Anthony Mifsud	$456,000	235%	60%	$642,957	49,812	$785,535
Todd Hartman(4)	$456,000	235%	60%	$642,957	49,812	$785,535
(1)The Board approved increasing Mr. Budorick’s total target long-term equity award percentage of base salary from 415% to 450%, Mr. Mifsud’s from 215% to 235% and Mr. Hartman’s from 200% to 235% for the 2023 awards.
(2)The number of PB-PIUs granted represents the maximum potential award, which is 200% of the target award associated with the grant, divided by the 15-day trailing average closing price of our common shares as of the date of grant of $25.82.
(3)Fair value of PB-PIUs awarded is calculated by multiplying PB-PIUs granted by the Monte Carlo Fair Value of $15.77 per PB-PIU (or $31.54 per target award).
(4)The awards to Mr. Hartman were forfeited as of March 2, 2023 in connection with his resignation.
The Board seeks to provide compensation opportunities that will attract, retain, and motivate superior executive personnel. During our annual review of peer compensation data related to LTIP awards, we developed these target award percentages using a broad perspective and multiple data points, including peer long-term equity award data, our desire to differentiate between NEOs and the total target compensation to be delivered to NEOs.
These grants have a performance period that began on January 1, 2023 and will conclude on the earlier of (1) December 31, 2025, (2) the date of a change in control or (3) the date of a qualified termination.
The actual number of earned awards that we distribute at the end of the performance period (“earned PB-PIUs”) will be determined based on the percentile rank of our TSR relative to those of the component companies in the Office Property Sector of the FTSE Nareit All Equity REITs Index.
We use interpolation between points, with the exception that if our TSR during the measurement period is negative, the maximum number of PB-PIUs that may be earned notwithstanding relative TSR achievement above the target level is limited to 50% of the PB-PIUs granted (100% of target award):

Percentile Rank	Earned PB-PIUs Payout %
75th or greater	100% of PB-PIUs granted
50th (target)	50% of PB-PIUs granted
25th	25% of PB-PIUs granted
Below 25th	0% of PB-PIUs granted
At the end of the performance period we will issue, in settlement of the award, a number of vested PIUs equal to the number of earned awards in settlement of the award plan, and issue additional vested PIUs equal to the excess, if any, of (1) the aggregate distributions that would have been paid with respect to vested PIUs issued in settlement of the earned awards through the date of settlement had such vested PIUs been issued on the grant date less (2) the aggregate distributions made on the PB-PIUs during the performance period, divided by the price of our common shares over a defined period of time. PIUs do not carry voting rights.
The performance period for PB-PIUs granted to NEOs on January 1, 2021 ended on December 31, 2023. Our positive TSR over the three-year performance period ranked at the 95th percentile relative to our peers’ TSR, resulting in a payout of 200% of the target award to Messrs. Budorick and Mifsud in 2024. The PB-PIUs granted to Mr. Hartman on January 1, 2021 were forfeited as of March 2, 2023 in connection with his resignation.
If a performance period ends due to a change in control or qualified termination, the performance-based program terminates and any payout to the executives is prorated based on the portion of the three-year performance period that has elapsed. We believe that this feature of the program is appropriate, as it would only compensate our

34	COPT Defense Properties

Compensation Discussion and Analysis

executives for the time worked and the results achieved to-date. If the employee terminates their employment, or we terminate employment for cause, the NEO forfeits all PB-PIUs.
Time-Based Equity Awards Made in 2023
In November 2022, the Board approved NEO grants of time-based equity awarded March 1, 2023 in the form of either TB-PIUs or RSs valued at 40% of their respective LTIP awards. Messrs. Budorick and Mr. Mifsud elected to receive the entirety of this equity in TB-PIUs and Mr. Hartman elected to receive RSs as set forth below:

Name of Executive	Base Salary Used for Equity Award	Total Target Equity Award as a % of Base Salary(1)	TB % of Total Target Equity	Value of TB-PIUs or RSs Awarded	Number of TB-PIUs or RSs Awarded
Stephen E. Budorick	$775,000	450%	40%	$1,395,001	54,238
Anthony Mifsud	$456,000	235%	40%	$428,650	16,666
Todd Hartman(2)	$456,000	235%	40%	$428,650	16,666
(1)The Board approved increasing Mr. Budorick’s total target long-term equity award percentage of base salary from 415% to 450%, Mr. Mifsud’s from 215% to 235% and Mr. Hartman’s from 200% to 235% for the 2023 awards.
(2)The awards to Mr. Hartman were forfeited as of March 2, 2023 in connection with his resignation.
Prior to vesting, TB-PIUs carry substantially the same rights to distributions as common units. The annual time-based equity awards vest in equal increments over a three-year period if the NEO remains employed by the Company. The value of time-based equity awarded was determined using the closing price on the NYSE of our common shares on the grant date.

Mr. Snider, having joined the Company in December 2023, received 23,474 TB-PIUs with a grant date fair value of $599,995 on December 1, 2023, as a new hire equity grant that will vest ratably over a five-year period.

2024 COMPENSATION PROGRAM UPDATES
Based on our commitment to align pay and performance, the following actions will occur, or have already occurred, for 2024:
>AIAs: The 2024 AIA plan will use our performance scorecard measurement process with emphasis on key business growth drivers and a continued focus on the achievement of financial and operational goals.
>LTIP Awards: We will continue to provide the majority of our NEOs’ LTIP awards in the form of performance- based equity and the balance will be in the form of time-based equity awards. We granted Mr. Budorick, Mr. Snider, and Mr. Mifsud LTIP awards in the following proportions: 60% in the form of PB-PIUs awarded on January 1, 2024; and 40% in the form of TB-PIUs awarded on March 1, 2024.
>Performance-Based Equity Peer Group: The Compensation Committee chose to use the Office Property Sector of the FTSE Nareit All Equity REITs Index for the 2024 program relative TSR measurement, consistent with 2023.
RETIREMENT BENEFITS
We design our retirement benefits to assist our executives in accumulating sufficient wealth to provide income during retirement years. We intend for the retirement benefits to attract and retain executives and to encourage such executives to save money for retirement, while allowing us to maintain a competitive cost structure. Our executives participate in a 401(k) defined contribution plan covering substantially all of our employees. The plan provides for Company matching contributions in an amount equal to an aggregate of 4% on the first 6% of participant pre-tax and/or after-tax contributions to the plan.
SEVERANCE AND CHANGE IN CONTROL BENEFITS
We do not enter into executive employment agreements with our NEOs. Consistent with best practice, we use a Change in Control and Severance (“CIC”) Plan for our NEOs. The CIC Plan provides for a severance package in the event of the termination of the executive’s employment (1) within 12 months of a change in control of the Company,

2024 Proxy Statement	35

Compensation Discussion and Analysis

as defined in the CIC Plan, or (2) by us without cause or by the employee based upon constructive discharge. The CIC Plan participants must agree to certain non-competition, non-solicitation and confidentiality covenants, and must deliver a release of claims against the Company to receive payments and benefits under the CIC Plan. We believe that the CIC Plan affords our executives with financial security in the event of a change in control, while ensuring that we can retain the appropriate knowledge and expertise needed during a CIC. We also believe that having the CIC Plan encourages the continued dedication of the executives evaluating potential transactions involving the Company that might result in a change in control.
Due to the authority vested with the executives and the knowledge of Company proprietary information held by such individuals, we must protect our real estate interests in each of our major markets. For this reason, the CIC Plan includes a non-compete provision for a 12-month period following termination of employment.
OTHER BENEFITS AND PERQUISITES
As employees, our executives are eligible to participate in employee benefit programs available to our other employees, including medical, dental, life and disability insurance, as well as participation in an Executive Wellness Program. As with all other employees of the Company, our executives also receive a monetary award for achieving service anniversary milestones. The value of these benefits that executives may receive is essentially equivalent to that offered to the broader management and/or employee group and is included in the tables entitled “Summary Compensation Table” and “All Other Compensation.” As demonstrated by the provisions of our CIC Plan, we do not enter into agreements that contain perquisites that may be considered poor pay practices.
TAX COMPLIANCE POLICY
Section 409A of the Code provides that amounts deferred under nonqualified deferred compensation plans are includable in an employee’s income when no longer subject to a substantial risk of forfeiture unless certain requirements are met. If the requirements under Section 409A of the Code are not met, an employee could be subject to additional taxes, interest, and penalties. We, with the assistance of external counsel, continuously review our various executive compensation and benefits plans and arrangements to ensure compliance with Section 409A of the Code.
Under Sections 280G of the Code, a corporation will be denied an income tax deduction on any “excess parachute payments” made to certain executives in connection with a change in control, and the executives receiving such excess parachute payments will be subject to a non-deductible 20% excise tax, in addition to regular federal and state income tax. The Compensation Committee considers the impact of Section 280G of the Code on our compensation plans and arrangements with our NEOs and none of our plans provide for an excise tax gross-up pursuant to Section 280G of the Code.
EXECUTIVE OWNERSHIP AND CAPITAL ACCUMULATION
We believe that the ownership of shares in the Company by NEOs assists in aligning their interests with those of our shareholders. Therefore, we have the following share ownership guidelines for our Trustees and NEOs:

Role	Value of Common Shares to be Owned
Trustees	5 times annual retainer and fees for four quarterly meetings
CEO	6 times base salary
COO	3 times base salary
CFO	3 times base salary
The ownership guidelines generally include common shares beneficially owned by the respective individuals, certain share equivalents under Company sponsored plans and units in our Operating Partnership owned by such individuals including unvested RSs and TB-PIUs, although the guidelines exclude outstanding PSUs and PB-PIUs, and any shares or securities pledged as collateral for a loan. Newly-appointed independent Trustees and covered NEOs have five years to comply with these guidelines from their date of appointment or promotion and may not sell any Company-granted equity (i.e. must hold all granted equity) during the accumulation timeframe. As of the date of this proxy statement, our NEOs and Trustees either met the applicable share ownership guidelines or were within the accumulation timeframe.

36	COPT Defense Properties

Compensation Discussion and Analysis

CLAWBACK POLICY
In November 2023, pursuant to and in conformance with Rule 10D-1 adopted under Section 10D of the Securities Exchange Act of 1934 and Paragraph 303A.14 of the Listing Standards Manual of the New York Stock Exchange, our Board of Trustees adopted an Incentive-Based Compensation Recovery Policy (the “Recovery Policy”) that supersedes and replaces a previous recoupment policy adopted by us in December 2012. The Recovery Policy allows for the recoupment from Section 16 officers (“Key Covered Employees”) of a portion, or all, of incentive-based compensation awards in the event that the Company is required to restate its financial statements due to material noncompliance of the Company with any financial reporting requirements under the federal securities laws. The amount subject to recoupment is determined based on the difference between the amount received and the amount that would have been received based on the restated results. The recoupment is limited to amounts received during the three-year period immediately preceding the date on which the Company is required to prepare such a restatement. Key Covered Employees are subject to recoupment even if they were not directly involved in a particular recoupment event.
TRADING CONTROLS
We require our executives and Trustees to receive the permission of our General Counsel and Secretary prior to entering into transactions in our shares or share equivalents. Executives and Trustees are subject to blackout periods on the trading of our shares for a period of time beginning at each quarter-end and a period following the release of financial results for each quarter-end.
Executives and Trustees bear full responsibility if they violate our Policy Statement on Securities Trading by permitting shares to be bought or sold without pre-approval by our General Counsel or when trading is restricted. The Policy Statement on Securities Trading also specifically prohibits NEOs and Trustees from participating in any hedging activities or pledging our shares. Subject to the terms of the policy, Executives and Trustees may not hold securities of the Company in a margin account or pledge securities of the Company as collateral for a loan or enter into hedging or monetization transactions or similar arrangements with respect to securities of the Company.
Compensation and Risk
We reviewed the elements of executive compensation to determine whether they encourage excessive or unintended risk-taking and concluded that:
>significant weighting toward long-term equity compensation discourages short-term risk taking;
>vesting schedules for time and performance-based equity cause management to have a significant amount of unvested awards at any given time, which creates longer term perspectives and focus;
>performance goals are set based on a business plan approved by the Board, and their achievement does not automatically entitle management to AIAs or LTIP awards, which are at the discretion of the Board;
>incentive plans use multiple objectives that encourage management to focus on the overall strength of the business rather than a single performance metric;
>award payouts under both the AIA and performance-based equity awards are capped;
>the Board exercises approval rights over significant investment decisions that could expose us to long-term risks;
>share ownership guidelines require management to hold a certain amount of our stock such that the NEOs’ interests are aligned with shareholders; and
>our clawback policy enables us to recoup, under certain circumstances, a portion, or all, of incentive-based compensation awards paid to executives in the event we are required to prepare a restatement of our financial statements.
Accordingly, our executives and Board concluded that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on the Company.

2024 Proxy Statement	37

Summary Compensation Table
The following table summarizes the compensation earned in 2023, 2022 and 2021 by our NEOs:

Name and Principal Position	Year	Salary	Equity-Based Compensation Awards(1)	Non-Equity Incentive Plan Compensation(2)	Bonus(3)	All Other Compensation(4)	Total
Stephen E. Budorick	2023	$775,000	$3,951,507	$1,428,635	$—	$13,200	$6,168,342
President + CEO	2022	$774,038	$3,583,054	$1,177,768	$—	$12,200	$5,547,060
	2021	$749,712	$3,278,200	$1,462,500	$—	$12,150	$5,502,562
Britt A. Snider	2023	$17,981	$599,995	$—	$23,077	$—	$641,053
EVP + COO
Anthony Mifsud	2023	$456,000	$1,214,185	$743,599	$—	$13,200	$2,426,984
EVP + CFO	2022	$455,615	$1,092,238	$613,024	$—	$13,224	$2,174,101
	2021	$445,946	$1,047,816	$769,350	$—	$11,600	$2,274,712
Todd Hartman(5)	2023	$94,362	$1,214,185	$—	$—	$639,507	$1,948,054
Former EVP + COO	2022	$446,154	$995,974	$600,924	$—	$12,200	$2,055,252
	2021	$425,000	$905,614	$733,125	$115,385	$9,836	$2,188,960
(1)Represents the grant date fair value of performance- and time-based equity awarded during the calendar year. The settlement value of performance-based awards, if any, will be realized by the executive at the end of the defined performance period based on relative TSR return over such period of performance. See Notes 2 and 12 to our consolidated financial statements included in our Annual Report for the year ended December 31, 2023 for additional information regarding performance- and time-based equity awards.
(2)Represents AIAs paid in 2024, 2023 and 2022 determined by actual performance against the pre-established objectives as compensation for services performed during 2023, 2022 and 2021, respectively.
(3)Mr. Snider received a new hire cash bonus in 2023 in the total amount of $300,000, to be paid ratably on a biweekly basis over a one-year period, contingent upon his remaining employed by the Company throughout such period. Mr. Hartman was granted a new hire cash bonus in 2020 in the total amount of $125,000, which he received ratably on a biweekly basis over a one-year period, that was contingent upon his remaining employed by the Company throughout such period.
(4)Refer to the table below entitled “All Other Compensation” for details on these amounts, which include programs available to all employees, including Company match on employee contributions to the 401(k).
(5)As previously disclosed, Mr. Hartman resigned from the Company effective March 2, 2023. In connection with his resignation, Mr. Hartman and the Operating Partnership entered into a consulting agreement, pursuant to which he, for a period of twelve months following his resignation, was under contract to provide consulting services to the Company in return for a payment of $584,500, paid over the twelve-month period. Mr. Hartman’s receipt of the consulting payment was conditioned on his continued compliance with the consulting agreement, which included a release of claims against the Company and the Operating Partnership, as well as confidentiality, non-disparagement, non-competition and other customary provisions. All of Mr. Hartman’s outstanding, unvested share-based compensation awards were forfeited.

38	COPT Defense Properties

All Other Compensation

Name	Year	Matching of Contributions to 401(k) Plans	Consulting Agreement Payments	Other	Total
Stephen E. Budorick	2023	$13,200	$—	$—	$13,200
	2022	$12,200	$—	$—	$12,200
	2021	$11,600	$—	$550	$12,150
Britt A. Snider	2023	$—	$—	$—	$—
Anthony Mifsud	2023	$13,200	$—	$—	$13,200
	2022	$12,200	$—	$1,024	$13,224
	2021	$11,600	$—	$—	$11,600
Todd Hartman(1)	2023	$13,200	$584,500	$41,807	$639,507
	2022	$12,200	$—	$—	$12,200
	2021	$9,785	$—	$51	$9,836
(1)For Mr. Hartman in 2023, includes payments received pursuant to a consulting agreement discussed above and payment for accrued but unused vacation at his time of resignation included in the Other column.

2023 Grants of Plan-Based Awards
The following table sets forth information about equity and non-equity awards granted to the NEOs for 2023:

Name	Type	Grant Date	Date of Board Action(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(2)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)(3)			All Other Stock Awards: Number of Shares of Stock (#)(4)	Grant Date Fair Value of Stock Awards ($)(3)(4)(5)
				Threshold	Target	High	Threshold	Target	Maximum
Stephen E. Budorick	AIA		11/9/2022	503,750	1,007,500	1,511,250
	PB-PIU	1/1/2023	11/9/2022				40,528	81,056	162,112		2,556,506
	TB-PIU	3/1/2023	11/9/2022							54,238	1,395,001
Britt A. Snider	TB-PIU	12/1/2023								23,474	599,995
Anthony Mifsud	AIA		11/9/2022	262,200	524,400	786,600
	PB-PIU	1/1/2023	11/9/2022				12,453	24,906	49,812		785,535
	TB-PIU	3/1/2023	11/9/2022							16,666	428,650
Todd Hartman	AIA		11/9/2022	262,200	524,400	786,600
	PB-PIU	1/1/2023	11/9/2022				12,453	24,906	49,812		785,535
	TB-PIU	3/1/2023	11/9/2022							16,666	428,650
(1)Represents the date on which the Board established the range of potential AIAs for 2023 performance by NEOs employed on January 1, 2023; we also made all of the 2023 performance- and time-based grants following the establishment of the range of awards under the LTIP for NEOs employed as of that date. Mr. Snider’s new hire TB-PIU award was granted on December 1, 2023.
(2)As described in the section entitled “Compensation Discussion and Analysis,” the Board approved AIAs for the NEOs, as a percentage of base salary, for three levels of aggregate performance. These columns show the estimated future payouts of AIAs for the three aggregate levels of performance approved by the Board for 2023, as converted from the percentages of 2023 base salary.
(3)The maximum column reflects the PB-PIU awards made under the LTIP granted by the Board effective on the dates indicated in the Grant Date column. The threshold and target columns reflect the estimated payout at those levels as indicated by the terms of the award agreements described in the section of this proxy statement entitled “Compensation Discussion and Analysis.” The actual awards issued will be a function entirely of our TSR performance over the defined performance period relative to that of peer comparator companies. At the end of the performance period, we will issue, in settlement of the award, a number of vested PIUs equal to the number of earned awards in settlement of the award plan, and issue additional vested PIUs equal to the excess, if any, of (1) the aggregate distributions that would have been paid with respect to the vested PIUs issued in settlement of the earned awards through the date of settlement had such vested PIUs been issued on the grant date over (2) the aggregate distributions made on the PB-PIUs during the performance period, divided by the price of our common shares over a defined period of time.

2024 Proxy Statement	39

2023 Grants of Plan-Based Awards
(4)This column reflects the TB-PIUs granted under the LTIP. The TB-PIUs granted to the NEOs on March 1, 2023 vest as the individual remains with the Company in equal annual installments over a three-year period. Mr. Snider’s new hire TB-PIU grant vests as he remains with the Company in equal annual installments over a five-year period.
(5)The grant date fair value of PB-PIUs on January 1, 2023 was $31.54 per target award as calculated using a Monte Carlo model, which included assumptions of, among other things, the following: baseline common share value of $25.94; expected volatility for our common shares of 35.0%; and risk-free interest rate of 4.28%. The grant date fair value of TB-PIUs granted on March 1, 2023 and December 1, 2023 were calculated using the closing prices of our common shares on the NYSE of $25.72 on March 1, 2023 and $25.56 on December 1, 2023.

Outstanding Equity Awards at December 31, 2023
The table below provides information about unvested time- and performance-based equity as of December 31, 2023 for the NEOs.

		Stock Awards
Name	Grant Date	Number of Time-Based Equity Awards That Have Not Vested(1)	Market Value of Time-Based Awards That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Units(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units ($)(4)
Stephen E. Budorick	3/1/2021	15,386	394,343	—	—
	1/1/2022	—	—	74,753	1,915,919
	3/1/2022	32,280	827,336	—	—
	1/1/2023	—	—	83,940	2,151,382
	3/1/2023	54,238	1,390,120	—	—
Britt A. Snider	12/1/2023	23,474	601,639	—	—
Anthony Mifsud	3/1/2021	4,918	126,048	—	—
	1/1/2022	—	—	22,787	584,031
	3/1/2022	9,840	252,199	—	—
	1/1/2023	—	—	25,792	661,049
	3/1/2023	16,666	427,150	—	—
(1)This column represents the number of TB-PIUs awarded. The forfeiture restrictions on these awards that were unvested on December 31, 2023 lapsed or were scheduled to lapse on the following dates:
>Granted 3/1/2021 - Fully vested on 3/1/2024.
>Granted 3/1/2022 - One-half vested on 3/1/2024 and the remaining one-half is scheduled to vest on 3/1/2025.
>Granted 3/1/2023 - One-third vested on 3/1/2024 and one-third is scheduled to vest on each of 3/1/2025 and 3/1/2026.
>Granted 12/1/2023 - One-fifth is scheduled to vest on each of 12/1/2024, 12/1/2025, 12/1/2026, 12/1/2027 and 12/1/2028.
(2)This column represents the value of TB-PIUs awarded. The value is calculated by multiplying the number of awards subject to vesting or issuable by $25.63, the closing price of our common shares on the NYSE on December 29, 2023, the last trading day of the year.
(3)The amount reported in this column represents the number of common shares that would be issuable in settlement of the PB-PIUs at estimated achievement level as of December 31, 2023, which was target for 2022 and 2023 awards, including the effect of aggregate excess distributions declared through December 31, 2023 for 2022 and 2023 awards as described further below. The PB-PIUs have performance periods beginning on January 1, 2022 and January 1, 2023, respectively, and concluding on the earlier of: (1) December 31, 2024 and December 31, 2025, respectively; (2) the date of termination by the Company without cause, the death or disability of the executive or the constructive discharge of the executive (collectively, “qualified termination”); or (3) the date of a sale event. At the end of the performance period we will issue, in settlement of the award, fully-vested PIUs equal to the number of earned awards in settlement of the award plan plus additional vested PIUs equal to the excess, if any, of (1) the aggregate distributions that would have been paid with respect to vested PIUs issued in settlement of the earned awards through the date of settlement had such vested PIUs been issued on the grant date over (2) the aggregate distributions made on the PB-PIUs during the performance period, divided by the price of our common shares over a defined period of time.
(4)This column represents the market value of PB-PIU awards. The value is calculated by multiplying the number of fully-vested PIUs that would be issuable in settlement of the earned awards at the applicable level of performance, as reported in the previous column, by $25.63, the closing price of our common shares on the NYSE on December 29, 2023, the last trading day of the year.

40	COPT Defense Properties

Stock Vested in 2023
The table below provides information about the value realized on TB-PIUs and PB-PIUs that vested during 2023 for the NEOs:

Name	Number of Shares Acquired on Vesting(1)	Value Realized on Vesting(2)
Stephen E. Budorick	199,761	$5,110,899
Anthony Mifsud	63,849	$1,633,581
Todd Hartman	8,736	$222,156
(1)The amount in this column is comprised of vested equity from the following: Mr. Budorick: 44,876 from TB-PIUs and 154,885 from PB-PIUs; and Mr. Mifsud: 14,342 from TB-PIUs and 49,507 from PB-PIUs; and Mr. Hartman: 8,736 from TB-PIUs. PB-PIUs included in this column represent actual payout of 200% of the January 1, 2021 award target for Mr. Budorick and Mr. Mifsud, and includes the effect of aggregate distributions declared through December 31, 2023. These PB-PIUs vested on December 31, 2023 and were settled on February 1, 2024.
(2)Value realized on vesting of TB-PIUs is calculated by multiplying the closing price of our common shares as reported by the NYSE on the day before the vesting date by the number of TB-PIUs vesting. Value realized on vesting of PB-PIUs is calculated by multiplying the vested PIUs, as reported in the previous column, by $25.63, the closing price of our common shares on the NYSE on December 29, 2023, the last trading day of the performance period.
Nonqualified Deferred Compensation
Our current NEOs do not participate or have balances in the Company’s nonqualified deferred compensation plan.
CEO Pay Ratio
We are required by the SEC to disclose the ratio of the total 2023 compensation of our CEO, Mr. Budorick, to the annual compensation for 2023 of our median employee. We selected our median employee based on the 409 full- and part-time employees, excluding Mr. Budorick, employed as of December 31, 2023. We calculated the annual total compensation of all employees using W-2 and employee record information without any cost-of-living adjustments, and included the following compensation elements: salary, including overtime; non-equity incentive plan compensation; equity-based compensation awards; bonus payments; and the elements disclosed in the All Other Compensation table for our NEOs. Per the Summary Compensation Table, Mr. Budorick’s total compensation in 2023 was $6,168,342 and the median employee’s was $116,984. The ratio of Mr. Budorick’s total 2023 compensation to the total annual compensation for 2023 of our median employee was 52.7 to 1.
Pay-Versus-Performance
The following table summarizes our financial performance and the compensation actually paid to our NEOs for 2020 through 2023:

					Value of Initial Fixed $100 Investment Based on(4)
Year	Summary Compensation Table Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Non-CEO NEOs(3)	Compensation Actually Paid to Non-CEO NEOs(2)	COPT Defense Total Shareholder Return	Office Property Sector of FTSE Nareit All Equity REITs Index Total Shareholder Return(5)	Net Income(6)	FFO per Share(7)
2023	$6,168,342	$7,178,869	$1,672,030	$559,464	$103.90	$63.34	$(74,347)	$2.42
2022	$5,547,060	$8,518,704	$2,114,677	$2,814,964	$100.32	$62.07	$178,822	$2.36
2021	$5,502,562	$7,170,639	$2,231,836	$2,539,830	$103.69	$99.51	$81,578	$2.29
2020	$4,548,812	$4,844,929	$1,405,232	$550,795	$92.89	$81.56	$102,878	$2.12
(1)Represents the total compensation reported in the Summary Compensation Table for the applicable year for Mr. Budorick.

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Pay-Versus-Performance

(2)To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. Reconciliations of the adjustments for Mr. Budorick and for the average of the non-CEO NEOs are set forth following the footnotes to this table.
(3)Represents the average of the total compensation reported in the Summary Compensation Table for the applicable year for our NEOs other than Mr. Budorick, including:
>for 2023: Mr. Snider, our EVP + COO since December 2023, Mr. Hartman, who served as our EVP + COO until March 2, 2023, and Mr. Mifsud, our EVP + CFO;
>for 2022 and 2021: Mr. Hartman, our EVP + COO, and Mr. Mifsud, our EVP + CFO; and
>for 2020: Mr. Hartman who served as our EVP + COO in November and December 2020, Mr. Paul R. Adkins who served as our EVP + COO until March 16, 2020, and Mr. Mifsud, our EVP + CFO.
(4)Pursuant to SEC rules, the total shareholder return (“TSR”) comparison assumes $100 was invested on December 31, 2019 in either our common shares or common equity of the peer group.
(5)Pursuant to SEC rules, we are utilizing the Office Property Sector of the FTSE Nareit All Equity REITs index for TSR comparison within our Pay-Versus-Performance disclosure as the peer group, as it is the index utilized within our Annual Report on Form 10-K.
(6)Presented in thousands.
(7)We consider the most important financial measure in linking our pay to performance to be FFO per share, which is the highest weighted objective in our AIA program.
The table below reconciles the amounts reported above for NEO Summary Compensation Table amounts to the amounts reported above as compensation actually paid:

	CEO				Non-CEO NEOs
	2023	2022	2021	2020	2023	2022	2021	2020
Summary Compensation Table Total Compensation	$6,168,342	$5,547,060	$5,502,562	$4,548,812	$1,672,030	$2,114,677	$2,231,836	$1,405,232
Subtract: Grant Date Fair Value of Awards in Year(1)	(3,951,507)	(3,583,054)	(3,278,200)	(2,741,199)	(1,009,455)	(1,044,106)	(976,715)	(822,167)
Add: Year End Fair Value of Outstanding and Unvested Awards Granted in Year(2)	3,997,691	4,228,174	3,454,244	2,552,887	610,005	1,232,094	1,029,165	489,327
Add/Subtract: Change in Fair Value of Outstanding and Unvested Prior Year Grants(3)	20,856	1,066,829	338,161	(73,623)	2,096	307,193	74,414	(7,703)
Add/Subtract: Change in Fair Value of Vested Prior Year Grants(4)	627,112	892,804	892,746	533,320	65,331	146,828	140,535	33,458
Subtract: Prior Year End Value of Grants Forfeited in Year(5)	—	—	—	—	(816,120)	—	—	(550,372)
Add: Dividends and Distributions on Stock Awards Not Included in Award Fair Value(6)	316,375	366,891	261,126	24,732	35,577	58,278	40,595	3,020
Compensation Actually Paid	$7,178,869	$8,518,704	$7,170,639	$4,844,929	$559,464	$2,814,964	$2,539,830	$550,795
(1)Represents the fair value as of the indicated fiscal year of the outstanding and unvested stock awards granted during such fiscal year, as reported in the Summary Compensation Table.
(2)Represents the fair value as of the end of the indicated fiscal year of the outstanding and unvested stock awards granted during such fiscal year.
(3)Represents the change in fair value during the indicated fiscal year of each stock award that was granted in a prior fiscal year and remained outstanding and unvested as of the last day of the indicated fiscal year.
(4)Represents the change in fair value, measured from the prior fiscal year-end to the vesting date, of each stock award that was granted in a prior fiscal year, and vested during the indicated fiscal year.
(5)Represents the fair value as of the last day of the prior fiscal year of stock awards that were forfeited in the indicated fiscal year.
(6)Represents the dividends and distributions paid in cash on stock awards in the indicated fiscal year not included in the award fair value, which applies to PSU and PB-PIU awards issued in 2019 and 2020 with a cash settlement feature for dividends or distributions on earned awards.

42	COPT Defense Properties

Pay-Versus-Performance

Relationship to Compensation Actually Paid
The graph set forth below illustrates the relationship of our NEO compensation actually paid to our TSR, as well as the relationship of our TSR to that of the peer group (the Office Property Sector of the FTSE Nareit All Equity REITs index):
The graph set forth below illustrates the relationship of our NEO compensation actually paid to our net income:

2024 Proxy Statement	43

Pay-Versus-Performance

The graph set forth below illustrates the relationship of our NEO compensation actually paid to our FFO per share:
Our executive compensation program is designed to align pay to performance, rewarding our executives for benefiting our shareholders. We believe that the stability of our TSR from 2020 through 2023 relative to the Office Property Sector of the FTSE Nareit All Equity REITs Index aligns with the increases to compensation actually paid to our CEO and other NEO compensation year to year. We significantly and consistently outperformed the TSR of the Office Property Sector of the FTSE Nareit All Equity REITs Index from 2020 through 2023; our TSR return relative to the constituent companies of the Office Property Sector of the FTSE Nareit All Equity REITs index directly results in 100% of the performance-based equity payouts for our CEO and other NEOs, thereby directly linking this performance measure and shareholder success to our executive compensation.
Our FFO per share has increased from 2020 through 2023, which correlates directly to our increases in NEO compensation actually paid over this period. We consider the most important financial measure in linking our pay to performance to be FFO per share, which is the highest weighted objective in our AIA program. Our NEO compensation is less correlated to our net income than FFO per share; this is because net income includes the effects of certain items that we believe are not pertinent in evaluating the operating performance of an equity REIT.
Additional Important Financial Performance Measures for Executive Compensation
The performance measures most important to us in linking our executive compensation to our Company performance are set forth below:
>FFO per share;
>Same Property cash NOI;
>Net debt to in-place adjusted EBITDA ratio, which we refer to as “debt ratio”;
>Development leasing volume;
>New leasing annualized rental revenue; and
>Core portfolio occupancy.
Please refer to our Compensation Discussion and Analysis for more information on these performance measures and how they impact compensation for our NEOs.
Potential Payments on Termination, Change in Control, Death or Disability
The CIC Plan provides for the following severance package in the event of termination of the covered executive’s employment (1) within six months prior through 12 months after a “change in control” of the Company or (2) by us

44	COPT Defense Properties

Potential Payments on Termination, Change in Control, Death or Disability
other than “for-cause” or by the executive based upon “constructive discharge” (as all of such terms are defined in the CIC Plan):
>severance payment equal to the sum of (A) current annualized base salary plus (B) the average of the three most recent annual incentive awards, multiplied by 2.99 if due to change in control or 1.0 (or in the case of our CEO, 2.0) if due to termination without cause or constructive discharge;
>a pro-rated annual incentive cash bonus for the year of termination;
>continued medical, dental and vision benefits for a specified timeframe following termination unless such benefits are available through other employment after termination;
>full vesting of equity awards subject to time-based vesting for up to 18 months following termination; and
>vesting of performance-based equity awards in accordance with the terms of the applicable award agreements. We believe that the termination of the performance-based equity awards upon a change in control resulting in a pro-rata payout based on the portion of the performance period completed essentially compensates our executives only for the time worked and the results achieved to the date of the change in control.
The severance payments will be paid in substantially equal monthly installments over 12 months, or if because of a change in control, severance will be paid in a lump sum. Such payments will be made in accordance with the provisions of Section 409A of the Internal Revenue Code, and do not provide for any gross-up on excise taxes.
The table below reflects the payments that would be made to the NEOs pursuant to the provisions discussed above if the applicable termination event described occurred on December 31, 2023. Because Mr. Hartman resigned prior to that date, he was not eligible for any such payments.

Name	Cash Severance Payments	Continuation of Medical/Welfare Benefits(1)	Value of Time-Based Vestings(2)	Value of Performance-Based Vestings(3)	Total Termination Benefits
Stephen E. Budorick
Premature/Constructive Termination	$5,013,872	$25,330	$2,611,800	$1,996,059	$9,647,061
Constructive Termination in Connection with Change in Control	$6,997,026	$25,330	$2,611,800	$1,996,059	$11,630,215
Change in Control	$—	$—	$—	$1,996,059	$1,996,059
Death or Disability	$—	$—	$—	$1,996,059	$1,996,059
Britt A. Snider
Premature/Constructive Termination	$913,750	$12,665	$601,639	$—	$1,528,054
Constructive Termination in Connection with Change in Control	$2,732,113	$12,665	$601,639	$—	$3,346,417
Change in Control	$—	$—	$—	$—	$—
Death or Disability	$—	$—	$—	$—	$—
Anthony Mifsud
Premature/Constructive Termination	$1,633,097	$11,065	$805,397	$610,211	$3,059,770
Constructive Termination in Connection with Change in Control	$3,839,405	$11,065	$805,397	$610,211	$5,266,078
Change in Control	$—	$—	$—	$610,211	$610,211
Death or Disability	$—	$—	$—	$610,211	$610,211
(1)These benefits were computed based on the monthly medical and welfare benefits for the NEOs as of December 31, 2023 multiplied by the number of months over which such benefits are to continue beyond such NEOs’ employment termination.
(2)Value of a time-based equity vesting is calculated by multiplying the number of shares subject to vesting as of December 31, 2023 by $25.63, the closing price of our common shares on the NYSE on December 29, 2023, the last trading day of the year.
(3)Value of performance-based equity vestings is calculated by multiplying the number of common shares that would be issuable in settlement of unvested performance-based equity by $25.63, the closing price of our common shares on the NYSE on December 29, 2023, the last trading day of the year. The number of shares issuable in settlement would be prorated based on the portion of the three-year performance period that has elapsed in the event of a change in control.

2024 Proxy Statement	45

Proposal 3	APPROVAL OF AN AMENDMENT TO OUR 2017 OMNIBUS EQUITY AND INCENTIVE PLAN	Our Board recommends a vote FOR this proposal.
The Board is asking shareholders to approve an amendment (the “Amendment”) to our 2017 Omnibus Equity and Incentive Plan (the "2017 Plan") previously approved by our shareholders in May 2017 and subsequently amended by the Board. The Board adopted the amendment on March 15, 2024, subject to, and to become effective upon, shareholder approval. The purpose of the Amendment is to increase the number of shares reserved and available under the 2017 Plan from 3,400,000 Shares to 6,900,000.

The purpose of the Amendment is to replenish equity award availability to advance the Company’s interests in recruiting and retaining employees, Board members and other individuals who provide services to the Company. The 2017 Plan enables such persons to participate in the future success of the Company and its affiliates and to associate their interests with those of the Company and its shareholders.
SUMMARY OF POTENTIAL DILUTION
As of March 8, 2024, the Company had 112,640,861 common shares outstanding, including 360,103 RSs. As of March 8, 2024, the Company's Operating Partnership had 1,921,319 common units, including vested PIUs, outstanding that were not owned by the Company and are exchangeable into common shares on a one-for-one basis, subject to certain conditions.
As of March 8, 2024, there were 396,445 shares available under the 2017 Plan. As of March 8, 2024, the number of common shares to be issued upon the vesting and settlement of awards under the 2017 Plan for which we have reserved common shares is equal to 1,874,210, which includes: (i) 509,101 common shares issuable pursuant to vested and settled PB-PIUs, (ii) 743,454 common shares issuable pursuant to unvested PB-PIUs outstanding at the maximum level of performance, including the effect of aggregate distributions declared through March 8, 2024, (iii) 542,386 common shares issuable pursuant to outstanding TB-PIUs (229,133 of which were unvested) and (iv) 79,269 common shares issuable pursuant to outstanding deferred share awards (9,046 of which were unvested).
The table below sets forth, as of March 8, 2024, a calculation of the potential dilution associated with outstanding awards under the 2017 Plan, which we refer to as overhang:

As of March 8, 2024
RSs	360,103
Unvested PB-PIUs(1)	743,454
Unvested TB-PIUs	229,133
Deferred share awards, vested and unvested(2)	79,269
Dilution associated with outstanding awards (A)	1,411,959
Outstanding common shares and units, including RSs and vested PIUs	114,562,180
Overhang	1.2%

Shares available under 2017 Plan	396,445
Additional shares assuming approval of the Amendment	3,500,000
Shares available under 2017 Plan including additional shares under Amendment (B)	3,896,445
Dilution associated with awards outstanding or available under 2017 Plan and additional shares under Amendment (A+B)	5,308,404
Outstanding common shares and units, including RSs and vested PIUs	114,562,180
Overhang assuming approval of the Amendment	4.6%
(1)Presented at the maximum level of performance, and including the effect of aggregate distributions declared.
(2)Includes vested and unvested deferred share awards as neither were settled in common shares as of March 8, 2024.

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Proposal 3 - Approval of an Amendment to our 2017 Omnibus Equity and Incentive Plan
REASONS FOR THE AMENDMENT TO THE 2017 PLAN
The Board reviewed an analysis prepared by Ferguson Partners Consulting, L.P., the Board’s independent compensation consultant, which included an analysis of certain dilution and overhang metrics, peer group market practices and trends, and the costs of the Amendment. This review included a consideration of the following key metrics and factors:
>Reasonable Plan Cost
>Reasonable number of additional shares requested — 3,500,000 shares.
>Permits continued alignment of interests through use of equity compensation.
>Awards would not have a substantially dilutive effect (issuance of all shares under the 2017 Plan, including additional shares pursuant to the Amendment, is approximately 5% of outstanding common shares and common units).
>No additional awards will be issued under the 2017 Plan between the record date and the Annual Meeting.
>Responsible Grant Practices
>0.39% three-year average burn rate—well below ISS industry standard of 1.05%.
>All equity awards granted to NEOs vest ratably over at least three years.
>60% of the equity awards granted to each NEO are performance-based equity subject to vesting based on relative TSR over a three-year period.
>Performance-based equity award payout prorated upon termination and change in control.
>Clawback policy applies to equity awards.
>Robust share ownership guidelines.
>Shareholder-Friendly Plan Features
>No single trigger change in control vesting acceleration of time-based awards.
>No liberal share recycling—shares withheld for tax withholding, net exercise or exercise payment not added back.
>No repricing permitted without shareholder approval.
>Shareholder approval required to increase the share reserve (i.e., no "evergreen" feature).
The 2017 Plan will expire in 2027. Based on the analysis of the 2017 Plan and the amount of shares remaining available under the 2017 Plan, we believe it is necessary to increase the number of shares held in reserve in order to continue to retain and attract employees and Board members in competitive labor markets in which we compete. The Company believes that the size of the share reserve under the Amendment represents a reasonable amount of potential equity dilution and allows the Company to continue to award equity incentives, which are a critical component of our overall compensation program as described herein.
SHARES AVAILABLE FOR ISSUANCE
The 2017 Plan originally provided for 3,400,000 common shares, in the aggregate, to be available for awards. The common shares subject to the 2017 Plan may be authorized but unissued shares or issued shares that have been reacquired by the Company. Pursuant to the 2017 Plan, awards may be appropriately adjusted in the event of certain changes in capitalization of the Company, including stock dividends and splits, reclassifications, recapitalizations, reorganizations, mergers, consolidations, spin-offs, split-ups, combinations or exchanges of shares, and certain distributions and repurchases of shares. As of March 8, 2024, there were 396,445 shares available under the 2017 Plan. We will not grant any awards under the 2017 Plan between the Record Date and the Annual Meeting.
Shares underlying awards that are forfeited, canceled or otherwise terminated (other than by exercise) under the 2017 Plan are added back to the shares available for issuance under the 2017 Plan. Shares tendered or held back for taxes or to cover the exercise price of an option will not be added back to the reserved pool under the 2017 Plan.

2024 Proxy Statement	47

Proposal 3 - Approval of an Amendment to our 2017 Omnibus Equity and Incentive Plan
As of March 8, 2024, the Company had 112,640,861 common shares outstanding. As of March 8, 2024, the Company’s Operating Partnership had 1,921,319 common units, including vested PIUs, outstanding that were not owned by the Company and are exchangeable into common shares on a one-for-one basis, subject to certain conditions.
BURN RATE
The following table sets forth information regarding historical awards granted (or, for awards subject to performance-based vesting, settled) for each of the last three fiscal years and our corresponding annual burn rate calculated in the manner described below:

	2023	2022	2021
Share options granted (A)	—	—	—
Time-based full-value awards granted(1)	353,282	295,252	275,394
Performance-based full-value awards settled(2)	141,152	156,104	93,824
Total full-value awards (B)	494,434	451,356	369,218
Weighted average common shares/units outstanding during the fiscal year (C)(3)	113,840,000	113,527,000	113,217,000
Annual Burn Rate ((A+B)/C)(4)	0.43%	0.40%	0.33%
Three Year Average Burn Rate(5)			0.39%
ISS industry category burn rate threshold			1.05%
(1)Reflects the sum of RS, deferred share awards and TB-PIU grants during the year.
(2)Represents vested PIUs or shares issued during the year in settlement of performance-based awards that vested at the end of the prior year.
(3)For each year, represents the weighted average number of common shares of the Company and common units of the Company's Operating Partnership, including common units underlying vested PIUs, outstanding during the year. Because the Company is a real estate investment trust that conducts substantially all of its operations through an operating partnership, both common shares of the Company and common units of the Company's Operating Partnership not owned by the Company are included for purposes of calculating our burn rate. Each common unit of the Company's Operating Partnership is exchangeable into common shares on a one-for-one basis, subject to certain conditions.
(4)Burn rate represents: (a) the sum of (i) share options granted plus (ii) the sum of the number of shares subject to time-based full-value awards granted during the year and the number of shares subject to performance-based full-value awards that settled during the year, divided by (b) the weighted average number of common shares of the Company and common units of the Company's Operating Partnership outstanding during the year.
(5)As illustrated in the table above, our three-year average burn rate for the last three fiscal years was 0.39%, which is well below the ISS industry category burn rate threshold of 1.05%.
SUMMARY OF THE 2017 PLAN
The following description of certain material features of the 2017 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2017 Plan that is attached to our filing of this proxy statement with the SEC.
Shares Available. The 2017 Plan originally provided for 3,400,000 common shares, in the aggregate, and the Amendment would increase that amount to 6,900,000 common shares, in the aggregate. Based solely on the closing price of our common shares as reported on the NYSE on March 8, 2024, the maximum aggregate market value of the remaining 396,445 shares that could potentially be issued under the 2017 Plan is $9.8 million. Shares underlying awards that are forfeited, canceled or otherwise terminated (other than by exercise) under the 2017 Plan will be added back to the shares available for issuance under the 2017 Plan.
No Liberal Share Recycling. Shares tendered or held back upon the exercise of an option or settlement of an award to cover the exercise price or tax withholding shall not be available for future issuance under the 2017 Plan. Upon the exercise of a share appreciation right that is settled in common shares, the full number of shares underlying the award will be charged to the reserved pool. Additionally, shares we reacquire on the open market will not be added to the reserved pool. In the event we repurchase shares on the open market, such shares shall not be added to the shares available for issuance under the 2017 Plan.

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Proposal 3 - Approval of an Amendment to our 2017 Omnibus Equity and Incentive Plan
Types of Awards. The types of awards permitted under the 2017 Plan will include share options, share appreciation rights, restricted share unit awards (also referred to herein as “deferred share awards”), restricted share awards, unrestricted share awards, profits-interest-units in the Operating Partnership, cash-based awards, dividend equivalent rights and other equity-based awards.
Eligibility. All officers, employees, non-employee trustees and consultants of the Company and its subsidiaries will be eligible to receive awards under the 2017 Plan. Persons eligible to participate in the 2017 Plan will be those officers, employees, non-employee trustees and consultants of the Company and its subsidiaries as selected from time to time by the Administrator (as defined below). Approximately 417 officers and employees, nine non-employee trustees and zero consultants are currently eligible to receive future awards under the 2017 Plan.
Plan Administration. The 2017 Plan will be administered by either the Compensation Committee of the Board, the Board or by such other committee of the Board performing the functions of the Compensation Committee (in either case, the "Administrator"). The Administrator has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, including the right to accelerate vesting of awards, subject to the provisions of the 2017 Plan. Subject to applicable law, unless the Administrator determines otherwise, in its sole discretion, the Chief Executive Officer of the Company is authorized to exercise any and all of the Administrator's power and authority with respect to awards held by individuals who are not NEOs.
Change in Control. The 2017 plan does not provide for any automatic vesting in the event of a "change in control" (as defined in the 2017 Plan). The Administrator may terminate all outstanding share options and share appreciation rights granted under the 2017 Plan in the event of a change in control, in which case the share options and share appreciation rights will become fully vested and exercisable as of the effective time of such transaction and the Administrator may (i) make or provide for a payment, in cash or in kind, for each share subject to such a share option or share appreciation right, in exchange for the cancellation thereof, in an amount equal to the difference between the per share consideration received in the transaction and the exercise price of such award or (ii) permit holders of share options and share appreciation rights to exercise such awards (to the extent exercisable as of the consummation of the transaction) within a specified period of time prior to the transaction.
Recovery Policy. All awards granted under the 2017 Plan will be subject to our Recovery Policy in effect from time to time.
Term. No awards may be granted under the 2017 Plan ten years or more after the date of shareholder approval.
Repricing. The Administrator may not reprice or reduce the exercise price of any outstanding options or share appreciation rights, other than as a result of a proportionate adjustment made in connection with a reorganization, recapitalization, reclassification, share dividend, share split, reverse share split, extraordinary dividend or other similar event.
Limitations on Individual Grants of Options or Share Appreciation Rights. The maximum award of options or share appreciation rights granted to any one individual will not exceed 1,360,000 shares (subject to adjustment for share splits and similar events) for any calendar year period.
Limitations on Awards to Non-Employee Trustees. The maximum value of awards under the 2017 Plan to any non-employee trustee in any calendar year, other than the chairman of the Board or lead trustee, if any, will not exceed $500,000.
Performance-Based Compensation. To ensure that certain awards granted under the 2017 Plan to a "Covered Employee" (as defined in the Code) qualify as "performance-based compensation" under Section 162(m) of the Code, the 2017 Plan provides that the Administrator may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and/or amortization, (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) changes in the market price of our common shares, (4) economic value-added, (5) funds from operations, adjusted funds from operations or similar measure, (6) sales or revenue, (7) acquisitions, dispositions or strategic transactions, (8) operating income (loss), (9) cash flow (including, but not limited to, operating cash flow and free cash flow), (10) return on capital, assets, equity, or investment, (11) shareholder returns, (12) return on sales, (13) gross or net profit levels, (14) productivity, (15) expense, (16) margins, (17) operating efficiency, (18) customer satisfaction, (19) working capital, (20) earnings (loss) per share, (21) rent growth, (22) objectively determinable expense management, (23) capital deployment, (24) development milestones, (25) sales or market

2024 Proxy Statement	49

Proposal 3 - Approval of an Amendment to our 2017 Omnibus Equity and Incentive Plan
shares and (26) number of customers, any of which may be measured either in absolute terms, or on a per share basis, as compared to any incremental increase or as compared to results of a peer group. The Administrator may adjust any evaluation of performance under a performance criteria to exclude any of the following events that occurs during a performance cycle in order to prevent the dilution or enlargement of the rights of an individual: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs and (v) any item of an unusual nature or of a type that indicates infrequency of occurrence, or both, including those described in the Financial Accounting Standards Board's authoritative guidance and/or in management's discussion and analysis of financial condition of operations appearing in the Company's annual report to shareholders for the applicable year, provided, that the Administrator may not exercise such discretion in a manner that would increase the "performance based compensation" to an employee who is a "Covered Employee" within the meaning of Section 162(m) of the Code. The Administrator will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for share splits and similar events, the maximum award granted to any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 700,000 shares of common shares for any performance cycle. If a performance-based award is payable in cash to any executive, it cannot exceed $10,000,000 for any performance cycle.
Share Options. The 2017 Plan permits the granting of (1) options intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2017 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee trustees and consultants. The exercise price of each option will be determined by the Administrator but may not be less than 100% of the fair market value of our common shares on the date of grant.
The term of each option will be fixed by the Administrator and may not exceed ten years from the date of grant. The Administrator will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercise of the options may be accelerated by the Administrator. Options may be exercised in whole or in part by giving written or electronic notice to the Company or its designee.
Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the Administrator, or by delivery (or attestation to the ownership following such procedures as we may prescribe) of shares that are not subject to restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the Administrator may permit non-qualified options to be exercised using a net exercise feature which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.
To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.
Share Appreciation Rights. The Administrator may award share appreciation rights to participants subject to such conditions and restrictions as the Administrator may determine, provided that the exercise price may not be less than 100% of the fair market value of our common shares on the date of grant. Share appreciation rights are settled in common shares. In addition, no share appreciation right shall be exercisable more than ten years after the date the share appreciation right is granted.
Restricted Share Units. Restricted share unit awards (also referred to herein as “deferred share awards”) are ultimately payable in the form of common shares and may be subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company through a specified vesting period. In the Administrator's sole discretion, and subject to the participant's compliance with the procedures established by the Administrator and requirements of Section 409A of the Code, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of a restricted share unit award.
Restricted Shares. The Administrator may award shares to participants subject to such conditions and restrictions as the Administrator may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with us through a specified restriction period. Cash dividends on

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Proposal 3 - Approval of an Amendment to our 2017 Omnibus Equity and Incentive Plan
restricted shares that remain subject to the attainment of performance criteria must be retained by, or repaid by the grantee to, the Company; provided that, an amount equal to such cash dividends retained or repaid by the grantee may be paid to the grantee upon the lapsing of such performance-criteria.
Unrestricted Shares. The 2017 Plan gives the Administrator discretion to grant share awards free of any restrictions. Unrestricted shares may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Profits-Interest Units.    In November 2018, we modified the 2017 Plan to allow our executives and Trustees the opportunity to select PIUs as a form of long-term compensation in lieu of, or in combination with, other forms of share-based compensation awards (restricted shares, deferred share awards and PSUs). PIUs may be granted in two forms: TB-PIUs; and PB-PIUs. TB-PIUs are subject to forfeiture restrictions until the end of the requisite service period, at which time the TB-PIUs automatically convert into vested PIUs. PB-PIUs are subject to a market conditions in that the number of earned awards are determined at the end of the performance period and then settled in vested PIUs. Vested PIUs carry substantially the same rights to redemption and distributions as non-PIU common units.
Cash-Based Awards. Each cash-based award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a cash-based award may be made in cash or in common shares, as the Administrator determines.
Dividend Equivalent Rights. Dividend equivalent rights are awards entitling the grantee to current or deferred payments equal to dividends on a specified number of common shares. Dividend equivalent rights may be settled in cash or shares and are subject to other conditions as the Administrator shall determine. Dividend equivalents payable with respect to awards with vesting tied to the attainment of performance criteria shall not be paid unless and until such performance conditions are attained. Dividend equivalent rights shall not be granted to any grantee as a component of an option or a share appreciation right.
Other Equity-Based Awards. The Administrator may grant units or any other membership or ownership interests (which may be expressed as units or otherwise) in a subsidiary (or other affiliate of the Company), with any shares being issued in connection with the conversion of (or other distribution on account of) an interest granted under the provisions of the 2017 Plan.
Dividends on Unearned Performance-Based Awards. Cash dividends on other equity-based awards that remain subject to the attainment of performance criteria must be retained by, or repaid by the grantee to, the Company; provided that, an amount equal to such cash dividends retained or repaid by the grantee may be paid to the grantee upon the lapsing of such performance-criteria.
With respect to PB-PIUs, during the performance period, PB-PIUs carry rights to distributions equal to 10% of the distribution rights of non-PIU common units but carry no redemption rights. As described in more detail above, at the end of the performance period we will issue, in settlement of the award, a number of vested PIUs equal to the number of earned awards in settlement of the award plan, and issue equity equal to the excess, if any, of the difference between distributions that would have been paid over the actual distributions made during the performance period, divided by the price of our common shares over a defined period of time.
Adjustments for Stock Dividends, Stock Splits, Etc. The 2017 Plan requires the Administrator to make appropriate adjustments to the number of shares of common stock that are subject to the 2017 Plan, to certain limits in the 2017 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.
Tax Withholding. Participants in the 2017 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon any option exercise or vesting of other awards. Subject to approval by the Administrator, participants may elect to have the tax withholding obligations satisfied by authorizing the Company to withhold shares to be issued pursuant to an option exercise or other award. Additionally, the Administrator may provide for mandatory share withholding up to the required withholding amount.
Amendments and Termination. Generally, under current NYSE rules, all material amendments to the 2017 Plan, including those that materially increase the number of shares available, expand the types of awards available or the persons eligible to receive awards, extend the term of the 2017 Plan, change the method of determining the exercise price of options or delete or limit any provision prohibiting the repricing of options, must be approved by our common shareholders. The Board may determine to make amendments subject to the approval of the common

2024 Proxy Statement	51

Proposal 3 - Approval of an Amendment to our 2017 Omnibus Equity and Incentive Plan
shareholders for purposes of complying with the rules of the NYSE or to preserve the qualified status of incentive options or ensure that compensation earned under the 2017 Plan qualifies as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"). Otherwise, our Board may amend or discontinue the 2017 Plan at any time.
TAX ASPECTS UNDER THE CODE
The following is a summary of the principal federal income tax consequences of certain transactions under the 2017 Plan. It does not describe all federal tax consequences under the 2017 Plan, nor does it describe state or local tax consequences.
Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (1) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (2) we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
An incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.
If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally: (1) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the option price thereof; and (2) we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive option is paid by tendering shares.
Non-Qualified Options. No taxable income is generally realized by the optionee upon the grant of a non-qualified option. Generally: (1) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount; and (2) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules will apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.
Other Awards. We will generally be entitled to a tax deduction in connection with an award under the 2017 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.
Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments," as defined in the Code. Any such parachute payments may be non-deductible to us, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).
Limitation on the Company's Deductions. As a result of Section 162(m) of the Code, our deduction for certain awards under the 2017 Plan may be limited to the extent that the CEO or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2017 Plan is structured to allow certain grants to qualify as performance-based compensation.

52	COPT Defense Properties

Proposal 3 - Approval of an Amendment to our 2017 Omnibus Equity and Incentive Plan
NEW PLAN BENEFITS
Because the grant of awards under the 2017 Plan is within the discretion of the Administrator, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2017 Plan.
Vote Required
Because this proposal is required to be approved by shareholders under the rules of the New York Stock Exchange, the affirmative vote of a majority of the votes cast on this proposal (including votes for and against and abstentions as votes cast) will be required for approval. For these purposes, abstentions will be treated as votes cast and broker non-votes will not be treated as votes cast.

Equity Compensation Plan Information
The table below provides information as of December 31, 2023 regarding our compensation plans under which equity securities are authorized for issuance to employees or non-employees in exchange for consideration in the form of goods and services:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities in Column (a)) (c)
Equity compensation plans approved by security holders	1,463,349	(1)	N/A	(2)	934,764	(3)
Equity compensation plans not approved by security holders	—		N/A		—
Total	1,463,349		N/A		934,764
(1)Includes the following:
>297,256 shares issuable pursuant to vested and settled PB-PIUs;
>211,845 shares issuable in settlement of vested but unsettled PB-PIUs based on an actual payout of 200% of the award target, as such amount was determinable as of December 31, 2023, including the effect of aggregate distributions declared through December 31, 2023;
>442,796 shares issuable pursuant to outstanding PB-PIUs as of December 31, 2023 at the maximum level of performance, including the effect of aggregate distributions declared through December 31, 2023;
>432,183 shares issuable pursuant to outstanding TB-PIUs (194,415 of which were unvested as of December 31, 2023); and
>79,269 shares issuable pursuant to outstanding deferred share awards (9,046 of which were unvested as of December 31, 2023).
(2)Because there is no exercise price associated with PB-PIUs, TB-PIUs or deferred share awards, these awards are not included in the weighted-average exercise price calculation.
(3)Represents shares available for issuance under the 2017 Omnibus Equity Incentive Plan after reserving for shares issuable pursuant to outstanding PB-PIUs, TB-PIUs and deferred share awards included in column (a) of the table above.

2024 Proxy Statement	53

Proposal 4	RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR	Our Board recommends a vote FOR this proposal.
The Audit Committee has selected and appointed PwC as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2023.
Although ratification by shareholders is not required by law or by our Bylaws, the Audit Committee believes that submission of its selection of the independent registered public accounting firm to shareholders is a matter of good corporate governance. PwC has been our auditor since 1997 and the Audit Committee considered the factors discussed below in determining to reappoint PwC. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different Independent Auditor at any time if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. If our shareholders do not ratify the appointment of PwC, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of Independent Auditor.
Independent Registered Public Accounting Firm
PwC served as our Independent Auditor for the years ended December 31, 2023 and 2022. PwC also provided us with other auditing and advisory services. We are cognizant of the need for PwC to maintain its independence and objectivity to effectively serve in its role as our Independent Auditor. As a result, our Audit Committee restricted the services for which PwC can be engaged to those services that could not impair or appear to impair PwC’s independence and objectivity. In making this determination, the Audit Committee contemplates the nature of the services, the benefits that PwC performing such services brings both to the services and to its audits and PwC’s proposed cost for providing such services. The Audit Committee believes PwC’s tenure as our Independent Auditor has been and remains a benefit to the shareholders and the Company. Due to the audit partner rotation requirements under the rules of the PCAOB, every five years the PwC lead engagement partner serving the Company rotates, which further ensures PwC’s objectivity and independence.
Per the Audit Committee’s charter, all services provided by PwC must be pre-approved by the Audit Committee. Management contacts the Audit Committee Chair regarding the potential need for a service from PwC. PwC then provides an engagement letter to management pertaining to the service, which management reviews for the service description and proposed fee. Once management agrees with the engagement letter, it forwards the engagement letter to the Audit Committee Chair. The Audit Committee Chair then reviews the engagement letter for the criteria described in the previous paragraph and if, based on such review, he or she approves of the terms of the engagement letter, he or she forwards the letter to the other Audit Committee members requesting that they respond within a certain period of time should they not approve of the engagement letter. All services provided by PwC in 2023 and fees for such services were approved by the Audit Committee in accordance with the Charter and this practice. In certain limited circumstances, the Audit Committee Chair may agree to a limited amendment to an existing fee agreement with PwC.
For the years ended December 31, 2023 and 2022, we incurred the approximate fees and expenses set forth below with PwC:

	2023	2022
Audit fees(1)	$2,094,459	$1,905,653
Audit-related fees(2)	76,407	72,769
Tax fees(3)	346,150	331,600
All other fees(4)	—	41,000
Total	$2,517,016	$2,351,022
(1)Audit fees include fees billed for services rendered in connection with audits of (i) the consolidated financial statements and financial statement schedule of the Company and its subsidiaries included in our Annual Report on Form 10-K; and (ii) the effectiveness of the internal control over financial reporting of the Company and its subsidiaries. These fees totaled

54	COPT Defense Properties

Independent Registered Public Accounting Firm
$1,959,086 in 2023 and $1,759,193 in 2022. Audit fees also include issuances of comfort letters on filings associated with securities offerings.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of consolidated financial statements but not included in (1) above. This category includes fees for the audit of financial statements of our employee retirement savings plan.
(3)Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice, tax planning and services in connection with technology used for tax compliance.
(4)All other fees in 2022 consist of fees billed for services rendered for an assessment project related to the Company’s readiness with respect to the SEC’s proposed climate-related disclosures.
None of the fees reflected above were approved by the Audit Committee pursuant to the “de-minimis exception” in Rule 2-01 of Regulation S-X.
We expect that a representative of PwC will be present at the 2024 Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so and to answer appropriate questions by shareholders.
Report of the Audit Committee
The Audit Committee of our Board is comprised of the five Trustees named below. Each of the Trustees meets the independence and experience requirements of the NYSE and satisfies the SEC’s additional independence requirements for members of audit committees. The Board has determined that Robert L. Denton, Sr., Steven D. Kesler, and Lisa G. Trimberger each qualify as an “audit committee financial expert” as defined by the SEC. The Audit Committee adopted, and the Board approved, a charter outlining the Audit Committee’s practices. A copy of the charter is publicly available in the Investors section of our Internet website in the subsection entitled “Governance.” The Audit Committee’s charter is also available in print to any shareholder upon request. To the extent modifications are made to the Audit Committee’s charter, such modifications will be reflected in the copy of the charter maintained on our Internet website.
Management is responsible for our financial statements, financial reporting process, internal control over financial reporting, compliance with legal and regulatory requirements and ethical behavior. Our Independent Auditor is responsible for expressing opinions on the conformity of our consolidated financial statements with generally accepted accounting principles, the fairness of the presentation of our financial statement schedules and the effectiveness of our internal control over financial reporting in accordance with the Public Company Accounting Oversight Board (“PCAOB”). Our internal audit function is responsible for, among other things, helping to evaluate and improve the effectiveness of risk management, control and governance processes and identifying opportunities to assist in improving our operations. Our information technology team, led by our Vice President-Information Technology and Chief Information Officer, is responsible for our cybersecurity risk management efforts, including our assessment, identification and management of such risks. The role of the Audit Committee is to oversee these activities.
Management completed its evaluation of our system of internal control over financial reporting pursuant to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight during the process. In connection with this oversight, the Committee received periodic updates provided by management and the internal audit function at each regularly scheduled Committee meeting. At the conclusion of the process, management concluded that our internal control over financial reporting was effective as of December 31, 2023, and reported its conclusion to the Audit Committee. The Committee reviewed Management’s Report on Internal Control over Financial Reporting contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC, as well as the Independent Auditor’s Report of Independent Registered Public Accounting Firm included in the Company’s Annual Report on Form 10-K. The Report of Independent Registered Public Accounting Firm pertained to the audit of: (1) the consolidated financial statements and financial statement schedule included in the Annual Report on Form 10-K; and (2) the effectiveness of internal control over financial reporting. The Committee continues to oversee our efforts related to our internal control over financial reporting and management’s preparations for the evaluation in 2024.
The Audit Committee met with our accounting and financial management team, the internal audit function and the Independent Auditor to review our annual and quarterly periodic filings containing consolidated financial statements prior to our submission of such filings to the SEC. In addition, the Audit Committee met with the internal audit

2024 Proxy Statement	55

Report of the Audit Committee
function and with the Independent Auditor, without the presence of management, to discuss their respective audits and projects.
Management represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2023, were prepared in accordance with generally accepted accounting principles. The Audit Committee discussed with the Independent Auditor the matters required to be discussed under Statement on Auditing Standards No. 16, as amended, which addresses communication between audit committees and independent registered public accounting firms. The Audit Committee received from the Independent Auditor the written disclosures and letter required by PCAOB Rule 3526, which addresses independence discussions between auditors and audit committees. The Audit Committee also held discussions with the Independent Auditor regarding its independence from the Company and its management and considered whether the Independent Auditor’s provision of audit and non-audit services provided to the Company during 2023 was compatible with maintaining the firm’s independence.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2023, be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.
The Audit Committee has an established practice of requiring pre-approval of all audit and permissible non-audit services and associated fees provided by the Independent Auditor. The Audit Committee must consider whether the services it is approving impair the Independent Auditor’s independence. All services were approved by the Audit Committee prior to the services being rendered.
In determining whether to reappoint PricewaterhouseCoopers LLP (“PwC”) as our Independent Auditor, the Audit Committee took into account a number of factors, including: PwC’s independence and objectivity; PwC’s capability and expertise in handling our industry, including the expertise and capability of the lead engagement partner; historic and recent performance, including the extent and quality of PwC’s communications with the Audit Committee; the results of management and Audit Committee surveys of PwC’s overall performance; data related to audit quality and performance, including recent PCAOB inspection reports on the firm; the appropriateness of PwC’s fees, both on an absolute basis and as compared with its peers; and the length of time that PwC has been engaged.
This report is provided by the following independent Trustees, who constitute the Audit Committee.

AUDIT COMMITTEE
Lisa G. Trimberger, Chair Robert L. Denton, Sr. Steven D. Kesler Letitia A. Long Essye B. Miller
The Report of the Audit Committee shall not be deemed incorporated by reference by any general statement that incorporates by reference any portion of this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.
Code of Ethics; Review and Approval of Related Party Transactions
We have a Code of Business Conduct and Ethics for all employees and Trustees and a Code of Ethics for Financial Officers. These codes of ethics documents are available in the Investors section of our Internet website in the subsection entitled “Governance” at https://investors.copt.com/corporate-governance/governance-documents. We will make available on our Internet website any future amendments or waivers to our Code of Business Conduct and Ethics and Code of Ethics for Financial Officers within four business days after any such amendments are adopted or waivers are granted. In addition, shareholders may request a copy of these codes of ethics documents, free of charge, by making this request in writing to our Vice President, Investor Relations at ir@copt.com or at our mailing address.

56	COPT Defense Properties

Code of Ethics; Review and Approval of Related Party Transactions
Our Code of Business Conduct and Ethics mandates that the Audit Committee must review and approve any “related party transaction,” as defined by relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest). In considering the transaction, the Audit Committee will consider all relevant factors, including, among others, our business rationale for entering into the transaction, any potential alternatives to entering into the transaction, whether the transaction is on terms that would be comparable to those available to third parties and the overall fairness of the transaction to the Company. During 2023, there were no related-party transactions involving our Trustees or NEOs.
In general, either management or the affected Trustee or executive officer will bring the matter to the attention of either the chairman of the Audit Committee or our Vice President, Secretary and General Counsel. If a member of the Audit Committee is involved in the transaction, he/she will be recused from all discussions and decisions about the transaction. The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.
Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners
The following table shows certain information as of March 8, 2024 (unless otherwise noted) regarding the beneficial ownership of our common shares by each Trustee, each nominee for election as Trustee, each executive officer, all Trustees and executive officers as a group and each person known to us to be the beneficial owner of more than 5% of our outstanding common shares. Beneficial ownership is determined in accordance with the rules of the SEC and means sole or shared voting or investment power with respect to securities. Each party named in the table below has sole voting and investment power with respect to the securities listed opposite such party’s name, except as otherwise noted.

	Common Shares Beneficially Owned(1)	Percent of All Common Shares Beneficially Owned(2)	Awards Available within 60 days after March 8, 2024(3)
BlackRock, Inc.(4)	17,908,018	15.90%	—
The Vanguard Group(5)	16,664,736	14.79%	—
State Street Corporation(6)	6,893,387	6.12%	—
Trustees and executive officers
Thomas F. Brady	40,353	*	26,866
Robert L. Denton, Sr.(7)	186,287	*	—
Philip L. Hawkins(8)	35,499	*	15,188
Steven D. Kesler	41,313	*	—
Letitia A. Long(9)	10,064	*	2,707
Essye B. Miller	2,830	*	2,830
Raymond L. Owens(10)	8,263	*	—
C. Taylor Pickett(11)	86,761	*	15,188
Lisa G. Trimberger(12)	19,863	*	7,444
Stephen E. Budorick(13)	582,986	*	—
Britt Snider	1,000	*	—
Anthony Mifsud(14)	185,698	*	—
Todd Hartman(15)	17,806	*	—
All trustees and executive officers as a group (12 persons)(16)	1,200,917	1.06%	70,223
*    Represents less than one percent.
(1)The number of common shares beneficially owned by a shareholder is determined in accordance with SEC rules. With respect to each shareholder (or group thereof), assumes that all common units in the Operating Partnership owned by such shareholder(s) listed, including common units associated with exchangeable profit interest units, are exchanged for common shares and assumes we elect to issue common shares rather than pay cash upon exchange of common units. Also includes

2024 Proxy Statement	57

Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners

shares issuable under awards held by such shareholder(s) available within 60 days after March 8, 2024, as reflected in the third column of this table.
(2)Common shares issuable upon the conversion of common units in the Operating Partnership currently or within 60 days after March 8, 2024, including common units associated with exchangeable profit interest units, are deemed outstanding and to be beneficially owned by the person holding such units for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(3)Includes the following awards held by such shareholder(s): vested deferred share awards; and unvested deferred share awards or profit interest units that were scheduled to be vested and, in the case of profit interest units, exchangeable within 60 days after March 8, 2024.
(4)BlackRock, Inc. (“BlackRock”) has sole voting power with respect to 17,454,643 shares and sole investment power with respect to 17,908,018 shares. BlackRock is located at 50 Hudson Yards, New York, New York 10001. The information in this note was derived from a Schedule 13G/A filed with the SEC by BlackRock on January 22, 2024.
(5)The Vanguard Group (“Vanguard”) has shared voting power with respect to 167,457 shares, sole investment power with respect to 16,377,662 shares and shared investment power with respect to 287,074 shares. Vanguard is located at 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The information in this note was derived from a Schedule 13G/A filed with the SEC by Vanguard on February 13, 2024.
(6)State Street Corporation (“State Street”) has shared voting power with respect to 5,444,367 shares and shared investment power with respect to 6,882,087 shares. State Street is located at State Street Financial Center, 1 Congress Street, Suite 1, Boston, Massachusetts 02114. The information in this note was derived from a Schedule 13G/A filed with the SEC by State Street Corporation on January 29, 2024.
(7)Includes 181,764 common units in the Operating Partnership exchangeable for common shares.
(8)Includes 14,775 common units in the Operating Partnership exchangeable for common shares.
(9)Includes 7,357 common units in the Operating Partnership exchangeable for common shares.
(10)Includes 7,357 common units in the Operating Partnership exchangeable for common shares.
(11)Includes 14,775 common units in the Operating Partnership exchangeable for common shares, 5,000 shares held through the C.Taylor Pickett Family Trust and 20,000 shares held in the Laura Stees Pickett Trust. Mr. Pickett does not have voting or investment power with respect to the shares held in the trusts.
(12)Includes 3,000 shares held through the Mack Capital Investments, LLC, an entity in which Ms. Trimberger owns a 50% controlling interest. Ms. Trimberger has voting and investment power with respect to these shares.
(13)Includes 393,250 common units in the Operating Partnership exchangeable for common shares.
(14)Includes 126,013 common units in the Operating Partnership exchangeable for common shares.
(15)Includes 17,806 common units in the Operating Partnership exchangeable for common shares. Mr. Hartman resigned from the Company effective March 2, 2023.
(16)Excludes Mr. Hartman due to his resignation effective March 2, 2023.
Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Shareholders to be Held Virtually on May 9, 2024
The proxy materials are available at www.copt.com under “Investors,” in the subsection entitled “Financial Info” and subheading “Annual Meeting & Proxy Materials.”
Questions and Answers
What will shareholders be voting on at the Annual Meeting?
1.The election of nine Trustees.
2.Advisory vote to approve the compensation of our NEOs as disclosed in this proxy statement.
3.Approve an amendment to our 2017 Omnibus Equity and Incentive Plan to increase the number of shares reserved for issuance thereunder by 3,500,000 shares.
4.The ratification of the appointment of PwC as our independent registered public accounting firm for the current fiscal year.

58	COPT Defense Properties

Questions and Answers

5.Any other business that properly comes before the Annual Meeting for a vote.
Who is entitled to vote at the Annual Meeting and how many votes do they have?
Common shareholders of record at the close of business on March 8, 2024, may vote at the Annual Meeting. Each share has one vote. There were 112,640,861 common shares outstanding on March 8, 2024.
How do I attend the meeting and vote?
We will conduct this year’s Annual Meeting virtually through a live online webcast. We will not conduct this year’s Annual Meeting in person. As in prior years, to participate in the Annual Meeting and to vote your shares, you must either be present on the webcast or represented by proxy at the Annual Meeting. Since many of our shareholders may be unable to virtually attend the Annual Meeting, we send our shareholders the Notice Regarding the Availability of Proxy Materials to enable them to vote.
If you are a shareholder of record (i.e., you hold your shares through our transfer agent, EQ Shareowner Services) or hold your shares through an intermediary (i.e., a bank, broker or other nominee) and you wish to participate in the live internet webcast of the Annual Meeting and/or vote at the meeting, please follow the instructions below:
>Up to 15 minutes before the 9:30 a.m. Eastern Time start on May 9, 2024, visit: www.virtualshareholdermeeting.com/CDP2024.
>Enter your following information:
>16-digit control number listed on your notice or proxy card.
>If you need your 16-digit control number, you should contact your bank, broker or other nominee, and in this event, we recommend that in order to ensure that you receive your control number in a timely fashion, you contact your bank, broker or other nominee well in advance of the Annual Meeting.
>First and last name.
>Email address.
>Company name (optional).
>Shareholder type (optional).
>Follow the instructions on the website to cast your vote.
What is a proxy?
A proxy is a person you appoint to vote on your behalf. If you vote by Internet, telephone or proxy card, your shares will be voted by the identified proxies.
If you hold your shares in your own name, you can vote in one of four ways:

Internet: Go to the www.proxyvote.com and follow the instructions. You will need to enter the 16-digit control number included in your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. Online voting will close at 11:59 p.m., Eastern Time, on May 8, 2024.

Tablet or Smartphone: Scan the QR code on your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form with a mobile device. This may require a free app. Voting by mobile device will close at 11:59 p.m., Eastern Time, on May 8, 2024.

Telephone: Call the toll-free number listed on your Notice of Internet Availability or proxy card. You will need to enter the 16-digit control number included in your proxy card, Notice of Internet Availability of Proxy Materials or voting instruction form. Telephone voting will close at 11:59 p.m., Eastern Time, on May 8, 2024.

Mail: Complete, sign and date your proxy card and return it in the postage-paid envelope provided. Please note that your completed proxy card must be received before the polls close for voting at the Annual Meeting.

If you vote by Internet, QR Code or telephone, you should not return your proxy card.

2024 Proxy Statement	59

Questions and Answers
If you hold your shares through a broker, bank or other nominee, and you do not intend to attend the Annual Meeting and cast your vote at the Annual Meeting, you will receive separate instructions from the nominee describing how to vote your shares.
How will my proxies vote my shares?
Your proxies will vote according to your voting instructions. If you provide voting instructions but the instructions you provide do not indicate your vote on business matters, your proxies will vote as follows:
>“FOR” each of the nominees for Trustee listed in Proposal 1;
>“FOR” approval, on an advisory basis, of the compensation of our NEOs as disclosed in this proxy statement;
>“FOR” approval of an amendment to our 2017 Omnibus Equity and Incentive Plan to increase the number of shares reserved for issuance thereunder by 3,500,000 shares; and
>“FOR” the ratification of the appointment of PwC as our Independent Auditor for the current fiscal year.
We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. However, your proxies are authorized to vote on your behalf, in their discretion, on any other business that properly comes before the Annual Meeting.
How do I revoke my proxy?
You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:
>Notifying our Vice President, General Counsel and Secretary, David L. Finch, in writing at our mailing address set forth on the first page of this proxy statement, that you are revoking your proxy;
>Executing a later dated proxy card;
>If previous instructions were given through the Internet or by QR Code or telephone, by providing new instructions by the same means; or
>Attending and voting by ballot at the Annual Meeting.
Who will count the votes?
An officer of COPT Defense Properties will act as the Inspector of Election and will count the votes.
What constitutes a quorum?
As of March 8, 2024, COPT Defense Properties had 112,640,861 common shares outstanding. A majority of the outstanding shares present or represented by proxy constitutes a quorum. If you complete the voting process by Internet or telephone or sign and return your proxy card, your shares will be counted in determining the presence of a quorum, even if you abstain or otherwise withhold your vote. If a quorum is not present at the Annual Meeting, the shareholders present in person or by proxy may adjourn the meeting to a date not more than 120 days after March 8, 2024, until a quorum is present.
What vote is required to elect Trustees?
Our Bylaws provide that, in an uncontested election, a nominee for Trustee is elected only if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee. The majority voting standard would not apply in contested elections.
The majority voting standard will apply to the election of Trustees at the Annual Meeting. Accordingly, a nominee for Trustee will be elected if such nominee receives the affirmative vote of a majority of the total votes cast for and against such nominee. Broker non-votes, if any, and abstentions will not be treated as votes cast for or against the election of a nominee for Trustee.
Our Board of Trustees has also adopted a resignation policy, which is included in our Bylaws, under which a Trustee nominated for re-election who fails to receive the required number of votes for re-election will tender his or her resignation to our Board of Trustees for its consideration. The Nominating and Corporate Governance Committee will act on an expedited basis to determine whether it is advisable to accept the Trustee’s resignation and will submit the recommendation for prompt consideration by our Board. Our Board will act on the tendered resignation within 90 days following certification of the shareholder vote and will promptly and publicly disclose its decision. The

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Questions and Answers

Trustee whose resignation is under consideration will abstain from participating in any decision regarding his or her resignation. If the resignation is not accepted, the Trustee will continue to serve until the next annual meeting of shareholders and until the Trustee’s successor is duly elected and qualified or until the Trustee’s earlier resignation or removal. The Nominating and Corporate Governance Committee and our Board may consider any factors they deem relevant in deciding whether to accept a Trustee’s resignation.
What vote is required on other matters?
In general, a majority of the votes cast at a meeting of shareholders is required to approve any other matter unless a greater vote is required by law or by our Declaration of Trust. With respect to the other Proposals to be voted on at the Annual Meeting, the required vote to approve each of Proposal 2, 3 and 4 is a majority of the votes cast on each such proposal. See "How Will My Vote Be Counted" for more detail on the treatment of abstentions and "broker non-votes" on Proposals 2, 3 and 4.
What is a broker non-vote?
A “broker non-vote” occurs when a nominee (such as a custodian or bank) holding shares for a beneficial owner returns a signed proxy but does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
How will my vote be counted?

With respect to Proposal 1, the election of Trustees, votes may be cast for or against each nominee. You may also abstain with respect to each nominee. Because abstentions and broker non-votes are not considered votes cast, they will have no effect on the outcome of the vote on election of Trustees.
With respect to each of Proposals 2 and 4, you may abstain, and your abstention will have no effect on the outcome of the vote, because no vote will have been cast with respect to your shares. Broker non-votes will have no effect on the outcome of Proposals 2 and 4 because no vote will have been cast with respect to your shares.
With respect to Proposal 3, the approval of an amendment to our 2017 Omnibus Equity and Incentive Plan to increase the number of shares reserved for issuance thereunder by 3,500,000 shares, you may abstain and because this proposal is required to be approved by shareholders under the rules of the New York Stock Exchange, your abstention will be treated as a vote cast and thus will have the same effect as a vote against adoption of the amendment to the plan. Broker non-votes will have no effect on the outcome of Proposal 3 because no vote will have been cast with respect to your shares.
What percentage of our common shares do the Trustees and executive officers own?
Our Trustees and executive officers owned in the aggregate less than 1.0% of our outstanding common shares as of March 8, 2024 (see the discussion under the heading “Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners” for more details).
Who is soliciting my proxy, how is it being solicited and who pays the cost?
Our Board is soliciting your proxy. The solicitation process is being conducted primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile. Broadridge Financial Solutions, Inc., our proxy distribution and tabulation agent, will be assisting us for a fee of approximately $71,000 plus out-of-pocket expenses. We pay any cost incurred for soliciting proxies and also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common shares.
When are shareholder proposals intended to be included in the proxy statement for the 2025 Annual Meeting due?
Shareholders who wish to include proposals in the proxy statement must submit such proposals in accordance with Rule 14a-8 under the Exchange Act. To be eligible for inclusion in the Company’s proxy statement pursuant to this rule, shareholder proposals for the 2025 Annual Meeting must be submitted in writing by November 28, 2024.
When are other shareholder proposals and Trustee nominations for our 2025 Annual Meeting due?
Shareholders may wish to have a proposal presented at the 2025 Annual Meeting but not to have such proposal included in the proxy statement for the 2025 Annual Meeting or may wish to nominate a Trustee for election to the

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Questions and Answers
Board, and in either case will need to use their own proxy materials to solicit votes. Pursuant to our Bylaws, notice of any such proposal must be received by us between February 8, 2025, and no later than March 10, 2025. If it is not received during this period, such proposal shall be deemed “untimely” for purposes of Rule 14a-4(c) under the Exchange Act, and, therefore, the proxies will have the right to exercise discretionary voting authority with respect to such proposal.
Any shareholder proposals must be submitted to David L. Finch, Vice President, General Counsel and Secretary, at our mailing address set forth on the front page of this proxy statement. You should submit any proposal by a method that permits you to prove the date of delivery to us.
Any nomination of a Trustee for election to the Board must set forth the information required by Rule 14a-19 under the Exchange Act.
How can interested parties send communications to the Board?
Any interested parties who wish to communicate with the members of our Board may communicate with the independent Trustees, the Chairman of the Board or the chairperson of any of the committees of the Board by email or regular mail. Communications by email should be sent to david.finch@copt.com. Communications by regular mail should be sent to the attention of: the Chairman of the Board; Chairperson, Audit Committee; Chairperson, Compensation Committee; Chairperson, Nominating and Corporate Governance Committee; Chairperson, Investment Committee; or, for communications intended for the independent Trustees as a group, to the Independent Trustees. In each case, the communication should be sent care of David L. Finch, Vice President, General Counsel and Secretary, at our mailing address set forth on the front page of this proxy statement.
All communications received in accordance with this process will be reviewed by management to determine whether the communication requires immediate action. Management will transmit all communications received, or a summary of such communications, to the appropriate Trustee or Trustees. However, management reserves the right to disregard any communication that it determines is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate, and has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications.
How can interested parties obtain information regarding our Corporate Governance Guidelines?
Our Board has adopted Corporate Governance Guidelines that set forth our policies concerning overall governance practices. These Guidelines can be found in the Investors section of our Internet website in the subsection entitled “Governance.” Our Internet website address is www.copt.com. Our Corporate Governance Guidelines are also available in print to any shareholder upon request. To the extent modifications are made to our Corporate Governance Guidelines, such modifications will be reflected on our Internet website.

62	COPT Defense Properties

Annex A

SECOND AMENDMENT TO COPT DEFENSE PROPERTIES 2017 OMNIBUS EQUITY AND INCENTIVE PLAN

The Corporate Office Properties Trust 2017 Omnibus Equity and Incentive Plan, as amended by the First Amendment thereto dated November 29, 2018 (the “Plan”) is hereby amended as set forth below (the “Second Amendment”) effective as of the date on which this Second Amendment is approved by the shareholders of COPT Defense Properties (the “Effective Date”). Unless otherwise defined herein, capitalized terms used in this Amendment shall have the meaning given to them in the Plan.

1.The first sentence of Section 3(a) of the Plan is hereby deleted and replaced in its entirety with the following:

The maximum number of Shares reserved and available for issuance under the Plan shall be 6,900,000 Shares, subject to adjustment as provided in Section 3(b).

2.Except as amended by the Second Amendment, the terms of the Plan remain unchanged and in full force and effect.

The Board of Trustees of COPT Defense Properties (formerly known as Corporate Office Properties Trust, the “Company”) duly adopted a resolution approving the Second Amendment as set forth above subject to approval by the Company’s shareholders at the Company’s 2024 Annual Meeting of Shareholders to be held on May 9, 2024.

COPT Defense Properties
/s/ Stephen E. Budorick
Stephen E. Budorick
President & Chief Executive Officer

2024 Proxy Statement	A-1

Annex B
CORPORATE OFFICE PROPERTIES TRUST
2017 OMNIBUS EQUITY AND INCENTIVE PLAN
SECTION 1.GENERAL PURPOSE OF THE PLAN; DEFINITIONS
The name of the plan is the Corporate Office Properties Trust 2017 Omnibus Equity and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Trustees and Consultants of Corporate Office Properties Trust (the “Company”) and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
The following terms shall be defined as set forth below:
“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Trustees who are independent.
“Award” or “Awards,” means an award under the Plan and, except where referring to a particular category of grant under the Plan, shall include Incentive Options, Non-Qualified Options, Share Appreciation Rights, Restricted Share Unit Awards, Restricted Share Awards, Unrestricted Share Awards, Cash-Based Awards, Dividend Equivalent Rights, Units and other equity-based Awards as contemplated herein.
“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.
“Board” means the Board of Trustees of the Company.
“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.
“Change in Control” means (i) the consummation of the acquisition by any person (as such term is defined in Section 13(d) or 14(d) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50 percent or more of the combined voting power embodied in the then outstanding voting securities of the Company; (ii) the consummation of: (a) a merger or consolidation of the Company, if the shareholders of the Company immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50 percent of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as was represented by their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or (b) a sale or other disposition of all or substantially all of the assets of the Company; (iii) the approval by the shareholders of the Company of a dissolution or liquidation of all or substantially all of the Company’s assets or (iv) the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Trustees”) cease for any reason to constitute at least a majority of the members of the Board; provided that any member of the Board whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Incumbent Trustees, shall be deemed to be an Incumbent Trustee; provided further, however, that no individual initially elected or nominated as a member of the Board as a result of an actual or threatened election contest with respect to the members of the Board or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Trustee.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

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Annex B - 2017 Omnibus Equity and Incentive Plan
“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on dividends that would have been paid on the Shares specified in the Dividend Equivalent Right (or other award to which it relates) if such Shares had been issued to and held by the grantee.
“Effective Date” means the date on which the Plan becomes effective as set forth in Section 21.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
“Fair Market Value” of the Shares on any given date means the fair market value of the Shares determined in good faith by the Administrator; provided, however, that if the Shares are listed on the New York Share Exchange (“NYSE”) or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.
“Family-Member” of a grantee means a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.
“Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.
“Non-Employee Trustee” means a member of the Board who is not an employee of the Company or any Subsidiary; provided, however, “Non-Employee Trustees” may serve as consultants to the Company or a Subsidiary.
“Non-Qualified Option” means any Option that is not an Incentive Option.
“Operating Partnership” means Corporate Office Properties, L.P., a Delaware limited partnership.
“Option” means any option to purchase Shares granted pursuant to Section 5.
“Performance-Based Award” means any Restricted Share Award, Restricted Share Unit Award, Units or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.
“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to one or more of the following: earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Shares, economic value-added, funds from operations, adjusted funds from operations or similar measure, sales or revenue, acquisitions, dispositions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, shareholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share, rent growth, objectively determinable expense management, capital deployment, development milestones, sales or market shares and number of customers, any of which may be measured either in absolute terms, or on a per share basis as compared to any incremental increase or as compared to results of a peer group. The Administrator may adjust any evaluation of performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle in order to prevent the dilution or enlargement of the rights of an individual: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, and (v) any item of an unusual nature or of a type that indicates infrequency of occurrence, or both, including those described in the Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition of operations appearing in the Company’s annual report to shareholders for the applicable year; provided, however, that the Administrator may not exercise such discretion in a manner that would increase the Performance-Based Award granted to a Covered Employee.
“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Performance-Based Award. Each period shall not be less than 12 months.

2024 Proxy Statement	B-2

Annex B - 2017 Omnibus Equity and Incentive Plan
“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.
“Restricted Shares” means the Shares underlying a Restricted Share Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.
“Restricted Share Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Restricted Share Units” means the units underlying a Restricted Share Unit Award, each of which represents the right to receive one Share or a cash payment equal to the Fair Market Value of one Share at the time and upon the conditions applicable to the Restricted Share Unit Award.
“Restricted Share Unit Award” means an Award of Restricted Share Units subject to such restrictions and conditions as the Administrator may determine at the time of grant.
“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
“Shares” means the common shares of beneficial interest, $.01 par value per share of the Company, subject to adjustments pursuant to Section 3.
“Share Appreciation Right” means an Award entitling the recipient to receive Shares having a value equal to the excess of the Fair Market Value of the Shares on the date of exercise over the exercise price of the Share Appreciation Right multiplied by the number of Shares with respect to which the Share Appreciation Right shall have been exercised.
“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.
“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of shares of beneficial interest in the Company or any parent or subsidiary corporation.
“Units” means units of partnership interest, including one or more classes of profit interests, in the Operating Partnership.
“Unrestricted Share Award” means an Award of Shares free of any restrictions.
SECTION 2.ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
(a)Administration of Plan. The Plan shall be administered by the Administrator; provided that any grants of Awards may be made subject to the approval of the Board to the extent deemed advisable for legal or regulatory reasons.
(b)Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)to select the individuals to whom Awards may from time to time be granted;
(ii)to determine the time or times of grant, and the extent, if any, of Awards granted to any one or more grantees;
(iii)to determine the number of Shares to be covered by any Award;
(iv)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written instruments evidencing the Awards;
(v)to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi)subject to the provisions of Section 5(a)(ii), to extend at any time the period in which Options may be exercised; and
(vii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and

B-3	COPT Defense Properties

Annex B - 2017 Omnibus Equity and Incentive Plan
any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.
(c)Delegation of Authority to CEO. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s power and authority with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator may include limitations as to the number of Shares underlying Awards that may be granted during the period of the delegation and/or on the terms of any such Awards. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate that were consistent with the terms of the Plan. In addition, subject to applicable law, unless the Administrator determines otherwise, in its discretion, the Chief Executive Officer of the Company is authorized to exercise any and all of the Administrator’s power and authority with respect to Awards held by individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.
(d)Award Certificate. Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award, which may include, without limitation, the term of an Award, the provisions applicable in the event employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.
(e)Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s declaration of trust or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f)Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
SECTION 3.SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)Shares Issuable. The maximum number of Shares reserved and available for issuance under the Plan shall be 3,400,000 Shares, subject to adjustment as provided in Section 3(b). Subject to the overall limitations described below, Shares may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Options or Share Appreciation Rights with respect to no more than 1,360,000 Shares may be granted to any one individual grantee during any one calendar year period. Additionally, no more than 3,400,000 Shares shall be issued in the form of Incentive Options. For purposes of these limitations, the Shares underlying any awards that are forfeited, canceled or otherwise terminated (other than by exercise) on or after the Effective Date under this Plan and the Corporate Office Properties Trust Amended and Restated 2008 Omnibus Equity and Incentive Plan (the “2008 Plan”) shall be added back to the Shares available for issuance under the Plan. Shares tendered or held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding shall not be available for future issuance under the Plan. In the event the Company repurchases Shares on the open market, such Shares shall not be added to the Shares available for issuance under the Plan. In addition, upon exercise of Share Appreciation Rights, the gross number of Shares exercised shall be deducted from the total number of Shares remaining available for issuance under the Plan. The Shares available for issuance under the Plan may be authorized but unissued Shares or Shares reacquired by the Company. In addition, following the Effective Date, no further awards will be granted pursuant to the 2008 Plan.
(b)Changes in Shares. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, share dividend, share split, reverse share split or other similar change that affects the Shares, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other

2024 Proxy Statement	B-4

Annex B - 2017 Omnibus Equity and Incentive Plan
securities of the Company, or additional Shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, or, if, as a result of any merger, consolidation, conversion, sale of all or substantially all of the assets of the Company or similar event involving the Company, the outstanding Shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan, including the maximum number of Shares that may be issued in the form of Incentive Options, (ii) the number of Options or Share Appreciation Rights that can be granted to any one individual grantee and the maximum number of Shares that may be granted under a Performance-Based Award, (iii) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Share Award, and (v) the exercise price for each Share subject to any then outstanding Options and Share Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Options and Share Appreciation Rights) as to which such Options and Share Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of Shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(c)Termination of Options and SARs in Connection with Mergers and Other Transactions. In the event of a merger, consolidation, conversion, sale of all or substantially all of the assets of the Company or similar event involving the Company and one or more other entities, at least one of which is not a Subsidiary or other affiliate of the Company, unless otherwise provided in the Award Certificate for a particular Award, the Administrator shall have the right to terminate any or all outstanding Options or Share Appreciation Rights. In the event of such a termination, each Option and Share Appreciation Right that is terminated shall become vested and fully exercisable as of the effective time of such transaction and the Company will take one of the following actions with respect to each such Option and Share Appreciation Right (with the choice among the following options to be made by the Administrator in its sole discretion): (A) make or provide for a payment, in cash or in kind, to the grantee holding such Option or Share Appreciation Right, in exchange for the cancellation thereof, in an amount equal to the excess, if any, of (i) the value of the consideration received or to be received with respect to each Share in such transaction (as determined by the Administrator) multiplied by the number of Shares subject to such Option or Share Appreciation Right (to the extent then exercisable (after taking into account any acceleration hereunder) at prices not in excess of the per Share amount of such consideration) above (ii) the aggregate exercise price for such Shares pursuant to such Option or Share Appreciation Right; or (B) permit the grantee holding such Option or Share Appreciation Right, within a specified period of time prior to such termination, as determined by the Administrator, to exercise such Option or Share Appreciation Right as of, and subject to, the consummation of the transaction pursuant to which such Option or Share Appreciation Right is to be terminated (to the extent such Option or Share Appreciation Right would be exercisable as of the consummation of such transaction (after taking into account any acceleration hereunder)).
(d)Maximum Awards to Non-Employee Trustees. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan to any Non-Employee Trustee (other than the Chairman or lead Trustee, if any) in any calendar year shall not exceed $500,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.
SECTION 4.ELIGIBILITY
Grantees under the Plan will be such full or part-time officers or other employees, Non-Employee Trustees and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion (the “Eligible Grantees”).
SECTION 5.OPTIONS
Any Option granted under the Plan shall be in such form as the Administrator may from time to time approve.
Options granted under the Plan may be either Incentive Options or Non-Qualified Options. Incentive Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Option, it shall be deemed a Non-Qualified Option.
(a)Options Granted to Eligible Grantees. The Administrator in its discretion may grant Options to Eligible Grantees. Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. The Administrator, at the Administrator’s discretion, shall have the right to provide the Eligible Grantees with the choice between receiving cash compensation or Options, subject to such terms and conditions as the Administrator may establish.

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Annex B - 2017 Omnibus Equity and Incentive Plan
(i)Exercise Price. The exercise price per Share covered by an Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Option that is granted to a Ten Percent Owner, the option price of such Incentive Option shall not be less than 110 percent of the Fair Market Value on the grant date.
(ii)Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten years after the date the Option is granted. In the case of an Incentive Option that is granted to a Ten Percent Owner, the term of such Option shall be no more than five years from the date of grant.
(iii)Exercisability; Rights of a Shareholder. Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Option. An optionee shall have the rights of a shareholder only as to Shares acquired upon the exercise of an Option and not as to unexercised Options.
(iv)Method of Exercise. Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company or its designee, specifying the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:
(1)In cash, by certified or bank check or other instrument acceptable to the Administrator;
(2)Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of Shares that are not then subject to restrictions under any Company plan. Such surrendered Shares shall be valued at Fair Market Value on the exercise date;
(3)With respect to Options that are not Incentive Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, the Company shall accept a cash or other payment from the optionee to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole Shares to be issued; provided further, however, that Shares will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that Shares are used to pay the exercise price pursuant to the “net exercise; or
(4)By the optionee delivering to the Company or its designee a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure.
Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the Shares to be purchased pursuant to the exercise of an Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee). In the event an optionee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the optionee upon the exercise of the Option shall be net of the number of attested Shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Options may be permitted through the use of such an automated system.
(v)Annual Limit on Incentive Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Option exceeds this limit, it shall constitute a Non-Qualified Option.
SECTION 6.SHARE APPRECIATION RIGHTS
(a)Exercise Price of Share Appreciation Rights. The exercise price of a Share Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Shares on the date of grant.
(b)Grant and Exercise of Share Appreciation Rights. Share Appreciation Rights may be granted by the Administrator independently of any Option granted pursuant to Section 5 of the Plan.

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Annex B - 2017 Omnibus Equity and Incentive Plan
(c)Terms and Conditions of Share Appreciation Rights. Share Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator.
(d)Share Appreciation Rights Term.  The term of each Share Appreciation Right shall be fixed by the Administrator, but no Share Appreciation Rights shall be exercisable more than ten years after the date the Share Appreciation Right is granted.
SECTION 7.RESTRICTED SHARE AWARDS
(a)Nature of Restricted Share Awards. The Administrator shall determine the restrictions and conditions applicable to each Restricted Share Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Share Award may be contingent on the grantee executing the Restricted Share Award Certificate. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.
(b)Rights as a Shareholder. Upon issuance of Restricted Shares, a grantee shall have the rights of a shareholder with respect to the voting of the Restricted Shares, subject to such conditions contained in the Restricted Share Award Certificate. Unless the Company shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Company may prescribe. Notwithstanding the foregoing, cash dividends on Restricted Shares that remain subject to potential forfeiture due to failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the grantee through a certain date) must be retained by, or repaid by the grantee to, the Company; provided that, to the extent provided for in the applicable Restricted Share Award Certificate or by the Administrator, an amount equal to such cash dividends retained or repaid by the grantee may be paid to the grantee upon the lapsing of such performance-based conditions with respect to such Restricted Shares.
(c)Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Share Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award Certificate is issued if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Share that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a shareholder. Following such deemed reacquisition of unvested Restricted Shares that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.
(d)Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”
SECTION 8.RESTRICTED SHARE UNIT AWARDS
(a)Nature of Restricted Share Unit Awards. The Administrator shall determine the restrictions and conditions applicable to each Restricted Share Unit Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The grant of a Restricted Share Unit Award may be contingent on the grantee executing the Restricted Share Unit Award Certificate. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Each Restricted Share Unit Award, to the extent vested, shall be settled in Shares or, to the extent provided in the relevant Award Certificate, in cash at the time and subject to the conditions applicable to such Award. Each Restricted Share Unit Award that is subject to Section 409A shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b)Election to Receive Restricted Share Unit Award in Lieu of Compensation. The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of a Restricted Share Unit Award. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Unless otherwise provided by the Administrator, any such future cash compensation that the grantee elects to defer shall be converted to a Restricted Share Unit Award for a fixed number of Restricted Share Units based on the Fair Market Value of Shares on the date the compensation would

B-7	COPT Defense Properties

Annex B - 2017 Omnibus Equity and Incentive Plan
otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.
(c)Rights as a Shareholder. A grantee shall have the rights as a shareholder only as to Shares acquired by the grantee upon settlement of a Restricted Share Unit Award; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to a Restricted Share Unit Award, subject to such terms and conditions as the Administrator may determine.
(d)Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award Agreement is issued, a grantee’s right in all Restricted Share Unit Awards that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
SECTION 9.UNRESTRICTED SHARE AWARDS
The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Share Award under the Plan. Unrestricted Share Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.
SECTION 10.CASH-BASED AWARDS
The Administrator may, in its sole discretion, grant Cash-Based Awards to any grantee in such number or amount and upon such terms, and subject to such conditions, as the Administrator shall determine at the time of grant. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in cash and in accordance with the terms of the Award as the Administrator determines.
SECTION 11.PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES
(a)Performance-Based Awards. Any Eligible Grantee who is selected by the Administrator may be granted one or more Performance-Based Awards in the form of a Restricted Share Award, Restricted Share Unit Award, Cash-Based Award or other equity-based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Each Performance-Based Award shall comply with the provisions set forth below.
(b)Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.
(c)Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award, and, in doing so, to the extent permitted in the Award Certificate pursuant to which the Performance-Based Award was granted, may reduce or eliminate the amount of the Performance-Based Award for a Covered Employee if, in its sole judgment, such reduction or elimination is appropriate.
(d)Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 700,000 Shares (subject to adjustment as provided in Section 3(b) hereof) or $10,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

2024 Proxy Statement	B-8

Annex B - 2017 Omnibus Equity and Incentive Plan
SECTION 12.DIVIDEND EQUIVALENT RIGHTS
(a)Dividend Equivalent Rights. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of a Restricted Share Unit Award or Restricted Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. A Dividend Equivalent Right shall not be granted hereunder to any grantee as a component of an Option or a Share Appreciation Right. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of a Restricted Share Unit Award or Restricted Share Award may provide that such Dividend Equivalent Right shall be settled upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of a Restricted Share Unit Award or Restricted Share Award may also contain terms and conditions different from such other Award. Furthermore, a Dividend Equivalent Right granted with respect to an Award subject to performance-based vesting, or forfeiture based on the failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the grantee through a certain date), may not be exercisable or payable unless and until the performance-based conditions have been met.
(b)Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents at such rate as is determined by the Administrator, to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.
(c)Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award Certificate is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of a Restricted Share Unit Award or Restricted Share Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
SECTION 13.OTHER EQUITY-BASED AWARDS
The Administrator shall have the right to grant Units or any other membership or ownership interests (which may be expressed as units or otherwise) in a Subsidiary (or other affiliate of the Company), with any Shares being issued in connection with the conversion of (or other distribution on account of) an interest granted under the authority of this Section 13 to be subject to Section 3 and the other provisions of the Plan. Notwithstanding the foregoing, any cash dividends or distributions otherwise payable pursuant to an Award granted pursuant to this Section 13 that remains subject to performance-based vesting, or forfeiture based on the failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the grantee through a certain date), must be retained by, or repaid by the grantee to, the Company or the applicable entity granting the Award; provided that, to the extent provided for in the applicable Award Certificate or by the Administrator, an amount equal to such cash dividends or distributions retained or repaid by the grantee may be paid to the grantee upon the satisfaction or lapsing of such performance-based conditions with respect to such Award.
SECTION 14.TRANSFERABILITY OF AWARDS
(a)Transferability. Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)Administrator Action. Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or trustee) may transfer his or her Awards (other than any Incentive Options) to his or her Family Members for no value or consideration; provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award.
(c)Designation of Beneficiary. To the extent permitted by the Company, each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Company and shall not be effective until received by the Company in the manner provided in such form. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

B-9	COPT Defense Properties

Annex B - 2017 Omnibus Equity and Incentive Plan
SECTION 15.TAX WITHHOLDING
(a)Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or Share certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.
(b)Payment in Shares. Subject to approval by the Administrator, a grantee may elect to have the Company’s tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from Shares to be issued pursuant to any Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that to the extent necessary to avoid adverse accounting treatment such share withholding may be limited to the minimum required tax withholding obligation. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld Shares shall be determined in the same manner as the value of Shares includible in income of the grantees.
SECTION 16.SECTION 409A AWARDS.
To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.
SECTION 17.TRANSFER, LEAVE OF ABSENCE, ETC.
For purposes of the Plan, the following events shall not be deemed a termination of employment (or service relationship):
(a)a transfer of employment from a Subsidiary to the Company or from the Company to a Subsidiary, or from one Subsidiary to another;
(b)an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing; or
(c)any other change in the grantee’s employment or service relationship as determined by the Administrator, in its sole discretion, including without limitation, a change from employee to Consultant.
SECTION 18.AMENDMENTS AND TERMINATION
The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the grantee’s consent. Except as provided in Section 3(b) or 3(c), in no event may the Administrator exercise its discretion to reduce the exercise price of outstanding Options or Share Appreciation Rights or cancel, exchange, substitute, buyout or surrender outstanding Options or Share Appreciation Rights in exchange for cash, other Awards or Options or Share Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Share Appreciation Rights without shareholder approval. The Board, in its discretion, may determine to make any Plan amendments subject to the approval of the Company’s shareholders for purposes of complying with the rules of any securities exchange or market system on which the Shares are listed, ensuring that Incentive Options granted under the Plan are qualified under Section 422 of the Code, or ensuring that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).
SECTION 19.STATUS OF PLAN
With respect to the portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the

2024 Proxy Statement	B-10

Annex B - 2017 Omnibus Equity and Incentive Plan
Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 20.GENERAL PROVISIONS
(a)No Distribution. The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)Delivery of Share Certificates. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed, quoted or traded. All Share certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Shares are listed, quoted or traded. The Administrator may place legends on any Share certificate to reference restrictions applicable to the Shares. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(d)Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy and procedures, as in effect from time to time.
(e)Clawback Policy. Awards under the Plan shall be subject to the Company’s clawback policy, as in effect from time to time, which, as of the Effective Date, includes the Company’s Incentive Award Recoupment Policy dated as of March 28, 2012.
SECTION 21.EFFECTIVE DATE OF PLAN
This Plan shall become effective upon approval by the holders of a majority of the votes cast at a meeting of shareholders at which a quorum is present. No grants of Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date; provided, however, no grants of Incentive Options may be made hereunder after the tenth anniversary of the date this Plan is approved by the Board.
SECTION 22.GOVERNING LAW
This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Maryland, applied without regard to conflict of law principles.
DATE PLAN APPROVED BY BOARD OF TRUSTEES: March 8, 2017
DATE PLAN APPROVED BY SHAREHOLDERS: May 11, 2017

B-11	COPT Defense Properties

Annex C

FIRST AMENDMENT TO THE CORPORATE OFFICE PROPERTIES TRUST 2017 OMNIBUS EQUITY AND INCENTIVE PLAN

The Corporate Office Properties Trust 2017 Omnibus Equity and Incentive Plan (the “Plan”) is hereby amended, effective as of November 29, 2018, as set forth below. All capitalized terms used but not defined in this First Amendment shall have the meanings ascribed to such terms in the Plan.

1.Section 4 of the Plan is hereby deleted and replaced in its entirety with the following:

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers or other employees, Non-Employee Trustees and Consultants of the Company and its Subsidiaries as are
selected from time to time by the Administrator in its sole discretion (the “Eligible Grantees”). In order to facilitate the grant of Units under the Plan, the Administrator may, in its sole discretion, grant Units indirectly to Eligible Grantees through an intermediate entity.

2.Section 13 of the Plan is hereby deleted and replaced in its entirety with the following:

SECTION 13. Other Equity-Based Awards

The Administrator shall have the right to grant Units or any other membership or ownership interests (which may be expressed as units or otherwise) in a Subsidiary (or other affiliate of the Company), with any Shares being issued in connection with the conversion of (or other distribution on account of) an interest granted under the authority of this Section 13 to be subject to Section 3 and the other provisions of the Plan. Notwithstanding the foregoing, any cash dividends or distributions otherwise payable pursuant to an Award granted pursuant to this Section 13, other than an Award of Units, that remains subject to performance based vesting, or forfeiture based on the failure to meet performance-based conditions (i.e., conditions other than the continued service or employment of the grantee through a certain date), must be retained by, or repaid by the grantee to, the Company or the applicable entity granting the Award; provided that, to the extent provided for in the applicable Award Certificate or by the Administrator, an amount equal to such cash dividends or distributions retained or repaid by the grantee may be paid to the grantee upon the satisfaction or lapsing of such performance-based conditions with respect to such Award.

3.All other terms and conditions of the Plan shall be unchanged and remain in full force and effect.

This First Amendment was duly adopted and approved by the Board of Trustees of Corporate Office Properties Trust on the date first written above.

Corporate Office Properties Trust
/s/ Stephen E. Budorick
Stephen E. Budorick
President & Chief Executive Officer

2024 Proxy Statement	C-1

NEW YORK STOCK EXCHANGE

Corporate Information

ANNUAL MEETING

The 2024 Annual Meeting of Shareholders will be held virtually at 9:30 a.m. Eastern Time on May 9, 2024. You can access the meeting by visiting **www.virtualshareholdermeeting.com/CDP2024** and following the instructions in the Proxy Statement.

BOARD OF TRUSTEES

Robert L. Denton, Sr.
Chairman

Thomas F. Brady

Stephen E. Budorick

Philip L. Hawkins

Steven D. Kesler

Letitia A. Long

Essye B. Miller

Raymond L. Owens

C. Taylor Pickett

Lisa G. Trimberger

EXECUTIVE OFFICERS

Stephen E. Budorick
President + Chief Executive Officer

Britt A. Snider
Executive Vice President + Chief Operating Officer

Anthony Mifsud
Executive Vice President + Chief Financial Officer

INVESTOR RELATIONS

For help with questions about the Company, or for additional corporate information, please contact:

Venkat Kommineni, CFA
Vice President,
Investor Relations

COPT Defense Properties
6711 Columbia Gateway Drive,
Suite 300
Columbia, Maryland 21046

Phone: 443.285.5400
Fax: 443.285.7650
Email: ir@copt.com

EXECUTIVE OFFICES

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Phone: 443.285.5400 | Fax: 443.285.7650
copt.com | NYSE: CDP

COPT DEFENSE PROPERTIES

COPT DEFENSE PROPERTIES
6711 COLUMBIA GATEWAY DRIVE, SUITE 300
COLUMBIA, MD 21046

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Trustees recommends you vote FOR the listed nominees:

1. Election of nine Trustees.

Nominees	For	Against	Abstain
1a) Robert L. Denton, Sr.	☐	☐	☐
1b) Thomas F. Brady	☐	☐	☐
1c) Stephen E. Budorick	☐	☐	☐
1d) Philip L. Hawkins	☐	☐	☐
1e) Letitia A. Long	☐	☐	☐
1f) Essye B. Miller	☐	☐	☐
1g) Raymond L. Owens	☐	☐	☐
1h) C. Taylor Pickett	☐	☐	☐
1i) Lisa G. Trimberger	☐	☐	☐

The Board of Trustees recommends you vote FOR proposals 2, 3 and 4.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000635393_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

COPT DEFENSE PROPERTIES
Annual Meeting of Shareholders
May 9, 2024 9:30 AM
This proxy is solicited by the Board of Trustees

This proxy is solicited by the Board of Trustees for use at the Annual Meeting on May 9, 2024. The common shares held in this account or in a dividend reinvestment account will be voted as you specify on the reverse side. If no choice is specified, the proxy will be voted "FOR" each of the trustees nominated for election in Proposal 1 and "FOR" Proposals 2, 3 and 4. By signing the proxy, you revoke all prior proxies and appoint Stephen E. Budorick and Anthony Mifsud, and each of them acting in the absence of the other, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

0000635393_2 R1.0.0.6

Continued and to be signed on reverse side